EXHIBIT 2.0


Agreement for the
acquisition of the
share capital of the
O.I.L. Group of
Companies


between


Ocean Group plc
as Vendor



Tidewater Inc.
as Purchaser




                              CONTENTS



1. Interpretation...................................................... 1

2. Sale of Shares ......................................................4

3. Consideration .......................................................5

4. Conditions ..........................................................5

5. Completion ..........................................................9

6. Pre-Completion Obligations ..........................................9

7. Restriction of Vendor ..............................................11

8. Warranties .........................................................13

9. Confidentiality ....................................................14

10. Announcements .....................................................14

11. Provisions Relating to this Agreement .............................14

12. Costs .............................................................18

13. Law and Jurisdiction ..............................................19

14. Environmental Indemnity ...........................................19

SCHEDULE  1 : COMPLETION ARRANGEMENTS .................................25

SCHEDULE  2 : COMPLETION CONDITIONS ...................................30

SCHEDULE  3 : THE SALE SHARES .........................................32

SCHEDULE  4 :  THE SALE GROUP .........................................34

SCHEDULE  5 : WARRANTIES ..............................................51

SCHEDULE  6 : PARTICULARS OF PROPERTIES ...............................85

SCHEDULE  7 : EMPLOYEE LETTERS ........................................86

SCHEDULE  8 : TAXATION ................................................91

SCHEDULE  9 : NET ASSETS ADJUSTMENT ..................................111

SCHEDULE  10 : PENSIONS ..............................................116

SCHEDULE  11 : VENDOR'S PROTECTION ...................................126

SCHEDULE  12 : THE VESSELS ...........................................133




The  following  Schedules have been omitted from this Exhibit.
The registrant will provide these Schedules to the Commission upon request:

      Schedule No. 3, which contains information regarding the number of shares sold by the various affiliates of the Ocean Group plc.

      Schedule 4, which contains information regarding the registered office, authorized and issued shares, registered shareholders, auditors and similar information for each of the Ocean Group plc affiliates involved in the acquisition.

      Schedule 7, which includes letters to employees of the Ocean Group plc affiliates regarding the acquisition.

      Schedule 12, which includes a list of vessels owned by the Ocean Group plc affiliates involved in the acquisition.


THIS AGREEMENT is made on 20 March, 1997

BETWEEN

(1) OCEAN GROUP plc, a company registered in England under number 73975 whose registered office is at Ocean House, The Ring, Bracknell, Berkshire RG12 IAN (the "Vendor");
      and

(2) TIDEWATER INC., a corporation organized under the laws of the State of Delaware, U.S.A. whose principal office is at Tidewater Place, 1440 Canal Street, Suite 2100,
      New Orleans, LA 70112, U.S.A. (the "Purchaser").

WHEREAS:

(A) The Vendor owns, directly or indirectly, such percentage of the entire share capital of each of the companies listed in column (1) of Schedule 3 (the "Sale Group") as is specified in column (4) of such Schedule.

(B) The Purchaser wishes to acquire the entirety of the direct or indirect ownership interest of the Vendor in the members of the Sale Group through the acquisition of the Sale Shares from the Vendor on the terms of this Agreement.


NOW IT IS HEREBY AGREED as follows:

1. Interpretation

1.1   Definitions

      In this Agreement where the context admits:

      "Affiliate" means, in respect of any company, a company which is its subsidiary or holding company, or a company which is a subsidiary of that holding company;

      "Business Day" means a day, other than a Saturday or Sunday, on which banks are open for ordinary banking business in London;

      "Competing Acquisition Proposal" means any offer or proposed offer by any person to acquire all or any material part of the Sale Group or the assets thereof;

      "Completion" means completion of the sale and purchase of the Sale Shares;

      "Completion Conditions" bears the meaning given thereto in clause 4.1;

      "Completion Date" means such date as the parties may agree or as one party may specify to the other on not less than 3 days' notice following satisfaction or (if capable of waiver) waiver of the Completion Conditions set out in sub-clauses (A)(1), (A)(2) and (B) of
      Schedule 2, but, in any event,  not  later than 30th May
      1997;

      "Confidentiality  Agreement"  means the  Confidentiality
      Agreement dated January 10, 1997 made by and between the Vendor and the Purchaser a copy of which is attached to the Disclosure Letter;

      "Directors" means the persons named  as such in Schedule
      4 and "the Continuing Directors" means the persons (if any) named as such in such Schedule;

      "Disclosure Letter" means the letter having the same date as this Agreement delivered by the Vendor to the Purchaser;

      "Encumbrance" includes any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien other than liens arising by operation of law and securing indebtedness not more than seven days overdue, assignment, hypothecation or other priority interest, deferred purchase, title retention, trust, leasing, sale-and-repurchase or sale-and-leaseback arrangement, right of set off or any other agreement or arrangement whatsoever having the same commercial or economic effect as security (including any hold back or "flawed asset" arrangement) over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the foregoing;

      "Indebtedness" means the entire net indebtedness (expressed in pounds sterling after translation (if necessary) at the appropriate exchange rate then prevailing) owed or outstanding as at the Completion Date by or to members of the Sale Group on the one hand to or by members of the Vendor's Group on the other;

      "Indebtedness Certificate" means a certificate from the Vendor signed by its Finance Director certifying the amount of the Indebtedness;

      "LIBOR" means in relation to a sum of money the interest rate at which deposits in the currency of that sum (or nearest equivalent amount) and for the period during which it is outstanding (or nearest equivalent period) are offered by Barclays Bank Plc to leading banks in the London Inter-bank market as from 11.00am (London time) on the first Business Day during which it is outstanding;

      "London  Stock  Exchange"  means  London  Stock Exchange
      Limited;

      "New  York  Stock  Exchange"  means  the New York  Stock
      Exchange, Inc.;

      "Properties" means the properties particulars of which are set out in Schedule 6;

      "Restricted  Business"  has  the meaning given in clause
      7.1;

      "Sale Group" means the companies listed in Schedule 4;

      "Sale Shares" means the shares to be bought and sold pursuant to this Agreement, being all the shares set forth in column (3) of Schedule 3;

      "Taxes Act 1988" means  Income and Corporation Taxes Act
      1988;

      "Value Added Tax" and "VAT" mean value added tax as provided for in the Value Added Tax Act 1994 and legislation supplemental thereto or replacing, modifying or consolidating it;

      "Vendor's Group" means the Vendor and each of its Affiliates, subsidiary undertakings and any other body corporate in which any such company owns at least 20% in nominal value of the issued equity share capital other than the Sale Group;

      "Vessels" means the vessels described  in  Schedule  12;
      and

      "Warranties" means the warranties set out in Schedule 5, in paragraph 4 of Schedule 8, in paragraph 5 of Schedule
      10 and, for the purposes of Schedule 11, shall include the provisions of clause 4.5 of this Agreement.

1.2   Construction

      In this Agreement, except where the context otherwise requires:-

      (A)    words and phrases the definitions  of  which  are
             contained  or  referred to in Part XXVI Companies
             Act  1985  shall  be   construed  as  having  the
             meanings so attributed to them;

      (B) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

      (C) where any statement is qualified by the expression "so far as the Vendor is aware" or "to the best of the Vendor's knowledge and belief" or any similar expression, that statement shall be deemed to include an additional statement that such statement has been made after due and careful enquiry;

      (D) references to clause(s) and schedule(s) are references to clause(s) and schedule(s) of and to this Agreement, references to sub-clause(s) or paragraph(s) are, unless otherwise stated, references to sub-clause(s) of the clause or paragraph(s) of the schedule in which the reference appears;

      (E) the words "include" and "including" are to be construed without limitation;

      (F) references to a "person" include any individual, company, body corporate, corporation sole or aggregate, government, state or agency of a state, firm, partnership, joint venture, association, organisation or trust (in each case, whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists) and a reference to any of them shall include a reference to the others;

      (G) any reference to writing shall include typewriting, printing, lithography, photography and other modes of representing words in a legible form other than writing on an electronic display screen or similar device; and

      (H) references to any document being "in agreed terms" or "in an agreed form" are to that document in the form signed on behalf of the parties for identification.

1.3   Headings

      The headings and sub-headings, and any contents pages, are inserted for convenience only and shall not affect the construction of this Agreement.

1.4   Schedules

      Each of the schedules shall have effect as if set out in this Agreement.

2. Sale of Shares

2.1   Sale and Purchase

      Subject to the terms and conditions of this Agreement, on the Completion Date the Vendor with full title guarantee shall sell or procure the sale of and the Purchaser shall purchase, free from all Encumbrances and together with all rights now or hereafter attaching thereto, the Sale Shares.

2.2   Simultaneous Completion

      Neither the Vendor nor the Purchaser shall be obliged to complete the sale and purchase of the Sale Shares unless the sale and purchase of all of the Sales Shares is completed simultaneously.

3. Consideration

3.1   Amount

      The total consideration for the Sale Shares (which shall be allocated as shown in column (5) of Schedule 3) shall, subject to adjustment as otherwise provided for in this Agreement, be the payment by the Purchaser of a sum equal to (A) 328,000,000 (three hundred and twenty-eight million) pounds sterling less the amount of the Indebtedness plus or minus (B) the amount of the Net Assets as provided in Schedule 9.

3.2   Method

      The sum specified in clause 3.1 shall be payable in sterling in cash in accordance with the provisions of paragraph 1.2 of Schedule 1.

3.3   Payment of Indebtedness

      At   Completion,   the   Purchaser   shall   repay   the
      Indebtedness on behalf of the Sale Group in accordance with the provisions of paragraph 1(2) of Schedule 1.

3.4   Estimated Completion Date Payment

      At Completion, the Purchaser shall pay to the Vendor the amount in respect of the Estimated Completion Date
      Payment as provided in paragraph 2 of Schedule 9.

4. Conditions

4.1   Conditions

      Subject to the following provisions of this clause, Completion is conditional upon the satisfaction or (if capable of waiver) waiver of those conditions listed in
      Schedule 2 (the "Completion Conditions").

4.2   Satisfaction

      (A) Each of the parties will cooperate with the other and use its reasonable efforts to (i) procure all necessary consents and approvals, (ii) complete and file all necessary applications and certificates, (iii) satisfy all requirements prescribed by law for completion of the sale of the Sale Shares and all Completion Conditions and
             (iv) effect the transactions contemplated by this Agreement at the earliest practicable date.

      (B) In addition and without limiting sub-clause (A), the Purchaser agrees, immediately following exchange and public announcement of this Agreement, to commence and diligently pursue such physical inspection and other due diligence of the Vessels as it deems necessary or prudent to satisfy itself that the Completion Condition set out in paragraph (B) of Schedule 2 can be met. The Vendor shall cooperate in all reasonable respects by procuring that any relevant member of the Sale Group shall (i) provide details of the location of the Vessels; (ii) permit access to the Vessels to the representatives of the Purchaser upon prior appointment and permit such representatives to ascertain the general physical and operating condition of the Vessels; (iii) at or prior to such inspection provide to the Purchaser's representatives details of the classification of each Vessel and any material recommendations and notations to such classification; and (iv) generally provide such further information as the Purchaser's representatives may reasonably require to assist the Purchaser in considering whether or not the Completion Condition set out in paragraph (B) of
             Schedule 2 has been met.

             The Purchaser acknowledges and agrees that (i) the foregoing obligation of the Vendor shall not require the Vendor to undertake such actions in a manner that would interfere materially with the normal conduct of its vessel operations; (ii) it shall be liable for, and shall indemnify and hold harmless the Vendor and each member of the Sale Group from and against all costs, claims, demands, expenses or liabilities whatsoever arising, directly or indirectly, out of any injury or damage to any person and any damage to or loss of any property of any person whatsoever in connection with its inspection of the Vessels; and (iii) inspection of any particular Vessel shall be subject to the Vendor or the relevant member of the Sale Group having obtained the prior consent of the charterer of such Vessel to such inspection (and the Vendor agrees to use and to procure that each relevant member of the Sale Group uses, all reasonable endeavours, (excluding the expenditure of money) to obtain such consent).

      (C) In addition and without limiting sub-clause (A), the Vendor undertakes to and agrees with the Purchaser that the directors of the Vendor will
             (i) convene an extraordinary general meeting of the shareholders of the Vendor (the "Extraordinary General Meeting") to be held on or prior to 21st April 1997 for purposes of considering and, if thought fit, passing the resolution referred to in paragraph (A)(1) of
             Schedule 2 (the "Resolution") (ii) procure the posting of a circular to shareholders as soon as reasonably practicable after, but, in any event, within 14 days of the date of execution of this Agreement containing, subject to their fiduciary duties as directors, a recommendation from the Board of the Vendor that its shareholders vote at the Extraordinary General Meeting in favour of the Resolution and, in any event, a statement that each of the members of the Board intends to vote his shares in favour of the Resolution; and
             (iii) subject, in each case, to their fiduciary duties as directors, not make any other or further resolution or recommendation inconsistent with such recommendation and not withdraw such favourable recommendation to the shareholders prior to the Extraordinary General Meeting.

      (D) If a Competing Acquisition Proposal is publicly announced prior to the earlier of Completion and the termination of this Agreement and either, (i) the directors of the Vendor withdraw their favourable recommendation to the shareholders or make any other or further resolution or recommendation inconsistent with such favourable recommendation or (ii) the shareholders of the Vendor fail to approve the sale of the Sale Shares at the Extraordinary General Meeting then the Vendor shall pay to the Purchaser in complete satisfaction of the obligations of the Vendor under this Agreement and to the exclusion of any other remedy or right which the Purchaser may otherwise have hereunder but without prejudice to the provisions of Clause 12.2, a termination fee of US$15 million in cash within 7 Business Days after the date (on or prior to 31 March 1998) that the Vendor completes the sale whether pursuant to the Competing Acquisition Proposal or otherwise, all or any material part of the Sale Group or the assets thereof.

      (E)    The  Purchaser  shall,  no  later  than  8.30  pm
             (London time) on 10th April, 1997 either:

             (1) confirm in writing to the Vendor that the Completion Condition in paragraph (B) of
                   Schedule  2  has been satisfied (or, as the
                   case may be, waived)  (whereupon  the  said
                   Completion Condition shall be satisfied), falling which,

             (2) deliver to the Vendor a written summary of the reasons why the Purchaser believes that the Completion Condition in paragraph (B) of Schedule 2 has not been satisfied, including, to the extent reasonably practicable, information with respect to the expenditures with respect to the Vessels that the Purchaser has concluded would be necessary for such Vessels to be in Satisfactory Condition (as defined in that paragraph), it being understood that any such information provided by the Purchaser to the Vendor pursuant to this sub-clause shall not preclude the Purchaser from asserting the need for other expenditures or asserting that other bases exist for claiming that such Completion Condition has not been satisfied in the event of a dispute between the parties.

4.3   Waiver

      The Purchaser may waive in whole or in part all or any of the Completion Conditions (other than the condition set out in paragraph (A)(1) of Schedule 2).

4.4   Disclosure

      Each of the parties shall disclose in writing to the other anything which will or may prevent any of the Completion Conditions from being satisfied by 30th May
      1997 immediately after it comes to its notice.

4.5   Certificate

      (A) The Vendor shall deliver a certificate, signed by its Finance Director, in agreed terms (the "Completion Certificate") to the Purchaser at Completion confirming that the Condition set out in paragraph (A)(1) of Schedule 2 has been satisfied (if this is the case) and confirming that, save to the extent disclosed pursuant to clause 8.3, to the best of the knowledge and belief of the Vendor, none of the Warranties or covenants contained in clause 6.2 has been broken or breached to any material extent (save as already disclosed in the Disclosure Letter) and accepts that if Completion occurs the Purchaser will have completed the purchase of the Sale Shares in reliance, amongst other things, on such certificate.

      (B) If, following Completion, the Purchaser becomes aware that the condition in paragraph (A)(1) of
             Schedule 2 was not satisfied at Completion or that the Completion Certificate was, when given, inaccurate, the Purchaser shall be entitled to claim against the Vendor on the basis of the Completion Certificate so given.

4.6   Termination

      If:

      (A) the Completion Condition set out at paragraph (B) of Schedule 2 is not satisfied or waived within 21 days of the date hereof; or

      (B) any fact which would prevent any of the Completion Conditions set out in paragraph (A) of
             Schedule 2 from being satisfied on or prior to 30th May 1997 comes to the knowledge of either of the parties,

      then (unless in the case of paragraph (B) above the relevant Completion Condition is waived (where capable of waiver)) this Agreement shall terminate forthwith without prejudice to the accrued rights of either party at the time of termination and, with respect to a termination pursuant to paragraph (B) above in relation to the Completion Condition set out at paragraph (A)(1) of Schedule 2 without prejudice to the provisions of clause 4.2(D).

5. Completion

5.1   Completion Location

      Completion shall take place on the Completion Date at the offices of Simmons & Simmons 21 Wilson Street,
      London EC2M 2TX prior to 2.30 pm, London time.

5.2   Vendor's Obligations

      On Completion the Vendor shall do or procure the doing of those things set out in paragraph 1.1 of Schedule 1.

5.3   Purchaser's Obligations

      On Completion the Purchaser shall do or procure the doing of those things set out in paragraph 1.2 of
      Schedule 1.

5.4   Failure to Complete

      If the obligations of the Vendor under Schedule 1 are not complied with in any material respect on the Completion Date, the Purchaser may:-

      (A) defer Completion to a date not later than the later of (i) 30th May 1997 or (ii) 28 days after the Completion Date (in either event so that the provisions of this sub-clause 5.4, apart from this item (A), shall apply to Completion as so deferred); or

      (B)    proceed  to  Completion  so  far  as  practicable
             (without prejudice to its rights under this Agreement); or

      (C)    terminate this Agreement.

6. Pre-Completion Obligations

6.1   Purchaser's Right of Access

      After the date of satisfaction (or waiver) of the Completion Condition set out at paragraph (B) of
      Schedule 2, the Purchaser and any persons authorised by it, upon reasonable notice and subject to the terms of the Confidentiality Agreement, shall be allowed all reasonable access to all the premises books and records of each member of the Sale Group, and the Vendor shall supply or procure the supply of any information reasonably required by the Purchaser relating to the members of the Sale Group and their respective affairs.

6.2   Liaison on Conduct of Business

      The Vendor covenants that, from the date of this Agreement until Completion, the business of the Sale Group will be carried on in the usual and normal course and that no member of the Sale Group shall enter into any contract or commitment or do anything which, in any such case, is either out of the ordinary and usual course of its business or of a material nature without the prior consent in writing of the Purchaser. In particular, but without limiting the foregoing, the Vendor covenants that from the date of this Agreement until Completion, each member of the Sale Group shall preserve the possession and control of all of its assets other than those permitted to be disposed of pursuant to the terms of this Agreement, shall conduct its business only in the ordinary course consistent with past practice and, except as otherwise provided herein or with the prior consent in writing of the Purchaser,

      (A)    shall procure that items  2.7(A)(1)  to  (26)  of
             Schedule 5 (other than items 2.7(A)(7) and (14)) shall be complied with at all times from the date hereof to Completion; or

      (B) shall not enter into any new vessel charters including charterer's options to extend (i) on other than arms' length terms, or (ii) for less than full and proper consideration, or (iii) for a term in excess of six months, or (iv) having change of control or other comparable provisions that would cause such contracts to terminate on, or cause by its terms the rights or obligations of the parties thereto to be materially affected by, the sale of the Sale Shares to the Purchaser upon the terms of this Agreement; or

      (C) shall not dispose of or enter into any agreement to dispose of (whether by one transaction or by a series of transactions) any Vessel, or, except for dispositions made in the ordinary course of business and consistent with past practices, sell, dispose of, lease, license, mortgage, encumber or subject to any Encumbrance any of its other properties or assets; or

      (D) shall not make or agree to make any capital expenditure other than those made in the ordinary course of business and consistent with past practices out of available cash (excluding the proceeds of borrowings) (it being understood that any capital expenditures made or agreed to be made with respect to the acquisition of a vessel shall be deemed outside of the ordinary course of business); or

      (E) save as referred to in the Disclosure Letter, shall not declare, make or pay any dividends or distributions (whether of capital or profits); or

      (F) shall not authorise or agree to commit to do any of the actions prohibited by sub-paragraphs (B),
             (C) or (D) or (E).

6.3   Employees

      The Vendor shall use all reasonable endeavours to provide to the Purchaser within 10 Business Days after the execution of this Agreement, a list of all employees and consultants of the Sale Group (other than vessel crews).

7. Restriction of Vendor

7.1   Restricted Business

      In   this  clause,  "Restricted  Business"   means   the
      provision of platform supply vessels and anchor-handling
      tug  supply   vessels   to  the  offshore  oil  and  gas
      industries.

7.2   Covenants

      The Vendor undertakes with the Purchaser that it will not and that none of its Affiliates will:

      (A) for the period of 3 years after Completion, either on its own account or in conjunction with or on behalf of any person, carry on, or be engaged, concerned or interested (directly or indirectly) in carrying on anywhere in the world, a Restricted Business (other than as a holder of less than 3 per cent. of any class of shares or debentures listed on the London Stock Exchange, the New York Stock Exchange or any other stock exchange);

      (B) for the period of 2 years after Completion, either on its own account or in conjunction with or on behalf of any other person, solicit or entice away from any member of the Sale Group any person who on or after 1st January, 1997 is or was an officer, manager, employee, servant or customer of such member (save for any such person who answers a public advertisement or who is approached by or who approaches the Vendor or any of its Affiliates, at a time when he is no longer an employee of any such member or of the Purchaser) whether or not such person would commit a breach of contract by reason of leaving service or transferring business; and

      (C) directly or indirectly use or attempt to use in the course of any business, at any time after Completion, on its own account or in conjunction with or on behalf of any person, any trade or service mark or logo used in the business of any member of the Sale Group (including, but not limited to OSA and/or OIL names or marks) or any other name, logo, trade or service mark which is or might be confusingly similar thereto.

7.3   Reasonableness

      The restrictions contained in sub-clause 7.2, as qualified by the exceptions contained in this clause 7, are considered reasonable by the parties, but if any such restriction shall be found to be void or voidable but would be valid and effective if some part or parts of the restriction were deleted, or the period or area of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

7.4   Registration

      Any provision of this Agreement, or of any agreement or arrangement of which it forms a part, by virtue of which such agreement or arrangement is subject to registration under the Restrictive Trade Practices Act 1976 shall only take effect the day after particulars of such agreement or arrangement have been duly furnished to the Director General of Fair Trading pursuant to section 24 of that Act.

7.5   Limited Exceptions

      (A) Nothing contained in sub-clause 7.2 shall prohibit the Vendor or any Affiliate of the Vendor from making acquisitions of other businesses an insignificant part of which consists of activities that would but for this clause 7.5 constitute a breach by the Vendor, or any Affiliate of the Vendor, of the restrictions contained in sub-clause 7.2, provided that the Vendor or such Affiliate disposes of any business or assets that would otherwise be in breach of sub-clause 7.2 within one year of the date of acquisition. For the purposes of the foregoing an "insignificant" part means less than 20% by reference to the contribution to total revenues of the business so acquired.

      (B) Nothing contained in clause 7.2 shall prohibit O.I.L. (Shetland) Limited from continuing to carry on its existing business in the same scope and manner and to the same extent as presently carried on.

      (C) Nothing contained in sub-clause 7.2(C) shall prohibit O.I.L. (Shetland) Limited using "O.I.L."
             as part of its name for a period of twelve months from Completion.

      (D) The Purchaser covenants that neither it nor any member of the Sale Group shall following the expiry of twelve months after Completion use the name or business name "Ocean" or the logo used by the Vendor in its business or any other name, logo, trade or service mark which is or might be confusingly similar thereto.

8. Warranties

8.1   Purchaser's knowledge

      The Warranties are given subject to matters fairly disclosed in this Agreement or in the Disclosure Letter, but no other information relating to the Sale Group of which the Purchaser has knowledge (actual or constructive) shall prejudice any claim made by the Purchaser under the Warranties or operate to reduce any amount recoverable.

8.2   Warranties to be independent

      Each of the Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or anything in this Agreement.

8.3   Further Disclosure

      Each of the parties shall prior to Completion forthwith disclose in writing to the other any act, action, event or occurrence which may arise or become known to it after the date of this Agreement and before Completion which constitutes a material breach of the Warranties or which would constitute a breach with respect to the Warranties if they were to be repeated as at Completion.

8.4   Right of Termination

      In the event of:-

      (A) it becoming apparent on or before Completion that the Vendor is in breach of any of the Warranties to an extent which constitutes, individually or collectively, a Material Breach; or

      (B) any act, action, event or occurrence arising after the date of this Agreement and before Completion which would if the Warranties were to be repeated as at Completion, constitute a Material Breach of the Warranties; or

      (C) the failure by the Vendor to perform and comply in all material respects with all agreements and covenants required to be performed or complied with by it prior to or on the Completion Date, including without limitation, the provisions regarding Liaison of Business in clause 6.2;

      then, in any such event, the Purchaser may terminate this Agreement by notice in writing to the Vendor, such termination discharging in full all obligations of each party to the other and so that this Agreement shall cease to be of any force or effect but without prejudice to the provisions of clause 12.2 and (in relation to sub-paragraph 8.4(A) only) of clause 4.2(D).

      For the purposes of this sub-clause 8.4 (A) and (B) only, a Material Breach shall be deemed to have occurred with respect to the Warranties if there transpires any act, action, event or occurrence that constitutes or that would, if such Warranties were to be given as at Completion, have constituted a breach of such Warranties and that results, or would reasonably be likely to result, individually or in the aggregate, in a quantifiable loss of 20 million pounds sterling or more.

      For the purposes of sub-clause 8.4(C) only, a failure to perform and comply with covenants and obligations in all material respects shall be deemed to occur if that results, or would reasonably be likely to result, individually or in aggregate, in a quantifiable loss of 10 million pounds sterling or more.

9. Confidentiality

      The confidentiality obligations  of  the  parties  shall
      continue   to   be   governed   by  the  Confidentiality
      Agreement.

10. Announcements

10.1  Restriction

      Between the date hereof and the Completion Date, and subject to sub-clause 10.2, neither the Vendor nor the Purchaser shall make any announcement concerning the sale of the Sale Shares without the prior written approval of the other, such approval not to be unreasonably withheld or delayed.

10.2  Permitted Announcements

      Either the Vendor or the Purchaser may make an announcement concerning the sale of the Sale Shares if the announcement is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it, wherever situated, including but not limited to the United States Securities and Exchange Commission, the New York Stock Exchange, the London Stock Exchange, and The Panel on Take-overs and Mergers, and whether or not the requirement has the force of law provided that any such announcement shall be made only after consultation with the other party to the extent that the same is practicable.

11. Provisions Relating to this Agreement

11.1   Assignment

      (A) This Agreement and the benefits and obligations under it and any part of it (including the Warranties) shall not be assignable except that the Purchaser may, upon giving written notice to the Vendor, assign the benefit (but not the burden) of this Agreement to an Affiliate of the Purchaser provided that any such assignee remains an Affiliate of the Purchaser and provided further that before such assignee ceases to be an Affiliate of the Purchaser, the Purchaser will procure that the benefit of this Agreement is assigned to the Purchaser or (upon giving further written notice to the Vendor) to another company which is an Affiliate of the Purchaser (any such further assignment to be subject to the same conditions as above).

      (B) The Purchaser may, on one occasion only, also assign all or any part of its rights and benefits under this Agreement, including the Warranties and any cause of action arising from any of them, to a transferee of the entire share capital of OIL Engineering Limited or of all or substantially all of the assets and undertaking of OIL Engineering Limited Provided that

             (1)   without  prejudice  to  the  provisions  of
                   Schedule 11, the amount of the liability of the Vendor to any such transferee to whom any such assignment is made shall not, in respect of any breach of the Warranties or any cause of action arising, exceed the lesser of:

                   (a)   the  amount   of  the  loss  of  such
                         transferee for which the Vendor would
                         otherwise  be  liable   hereunder  in
                         respect  of  the  relevant breach  of
                         Warranty giving rise to such cause of
                         action, and

                   (b)   the  amount  of  the  loss   of   the
                         Purchaser  for which the Vendor would
                         have been liable hereunder in respect
                         of the relevant  breach  of  Warranty
                         giving  rise to such cause of action;
                         and

             (2) the Vendor shall have no liability whatsoever to such transferee (if it otherwise would have) unless such transferee fully observes the obligations expressed to be undertaken by the Purchaser pursuant to Schedule 11 of this Agreement.

11.2   Entire Agreement

      (A) This Agreement, together with any documents, schedules or exhibits referred to in it (including, inter alia, the Confidentiality Agreement), constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior
             drafts,         agreements,         undertakings,
             representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

      (B) The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than those contained in this Agreement (as qualified by the Disclosure Letter) and, having negotiated and freely entered into this Agreement, agrees that it shall have no remedy in respect of any other such representation or warranty except in the case of fraud. The Purchaser acknowledges that its legal advisers have explained to it the effect of this sub-clause.

      (C) No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

11.3   Agreement Survives Completion

      The covenants, conditions, provisions and Warranties contained in this Agreement will not merge or terminate upon Completion, but to the extent that they have not been fulfilled and satisfied or are capable of having effect will remain in full force and effect.

11.4   Rights etc cumulative and other matters

      (A)    The  rights,  powers,  privileges  and   remedies
             provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

      (B)    No  failure  to  exercise   nor   any   delay  in
             exercising any right, power, privilege or remedy under this Agreement shall impair or operate as a waiver thereof.

      (C) No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

11.5   Further Assurance

      At any time after Completion, the Vendor shall, at the request and cost of the Purchaser, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Purchaser may reasonably require for the purpose of vesting the Sale Shares in the Purchaser or its nominees and giving to the Purchaser the full benefit of all the provisions of this Agreement.

11.6   Invalidity

      If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement shall not be affected in any other jurisdiction.

11.7   Counterparts

      This  Agreement  may   be  executed  in  any  number  of
      counterparts,  which  shall   together   constitute  one
      Agreement. Any party may enter into this Agreement by signing any such counterpart.

11.8   Notices

      (A) Any notice (which term shall include any other communication) required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language.

      (B) Any such notice shall be addressed as provided in sub-clause 11.8(C) and may be:-

             (1) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

             (2) if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given two Business
                   Days after the date of posting; or

             (3) if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given seven Business Days after the date of posting; or

             (4) sent by facsimile, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report, provided that any notice despatched by facsimile after 17.00 hours on any day shall be deemed to have been received at 08.00 on the next Business Day.

      (C) The addresses and other details of the parties referred to in sub-clause 11.8(B) are, subject to sub-clause 11.8(D):-

             (1)   Name:                    Ocean Group plc

                   For the attention of:    Finance  Director,
                                            Ocean Group plc

                   Address:                 Ocean  House,  The
                                      Ring, Bracknell,
                                      Berkshire RG12 1AD

                   Facsimile number:  01344 744352

             (2)   Name:                    Tidewater Inc.

                   For the attention of:    William         C.
                                            O'Malley

                   Address:                 Tidewater   Place,
                                      1440 Canal Street,
                                      New Orleans, LA 70112

                   Facsimile number:  001 504 566 4580

                   With copies to

                   (a)   Cliffe Laborde, Senior Vice President
                         and  General Counsel, Tidewater Inc.,
                         at  the   same   postal  address,  on
                         facsimile number 001  504  566  4559;
                         and

                   (b)   Curtis   R.   Hearn,   Jones  Walker,
                         Waechter,   Poitevent,   Carrere    &
                         Denegre,  Place  St. Charles, 201 St.
                         Charles    Avenue,    New    Orleans,
                         Louisiana    70170-5100    USA,    on
                         facsimile number 001 504 582 8108.

      (D) Any party to this Agreement may notify the other parties of any change to the address or any of the other details specified in sub-clause 11.8(C), provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

12. Costs

12.1   Pay own costs

      Subject to sub-clause 12.2, each party shall pay its own costs of and incidental to the negotiation, preparation, execution and carrying into effect of this Agreement.

12.2  Vendor pays

      The Vendor shall on demand fully reimburse and indemnify
      the  Purchaser  in  respect  of  all  expenses which the
      Purchaser   has   incurred(including  legal   fees   and
      expenses) in:-

      (A)    the  negotiation,   preparation,   execution  and
             carrying into effect of this Agreement; and

      (B)    investigating the affairs of the Sale Group.

      with, in each case, any VAT chargeable if, by reason of a knowing and intentional breach of any Warranty or covenant of this Agreement by the Vendor, the Purchaser shall exercise the right conferred by clause 8.4 of this Agreement to terminate this Agreement.

13. Law and Jurisdiction

13.1   English Law

      This Agreement shall be governed by, and construed in accordance with, English law.

13.2  Jurisdiction

      In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("proceedings") each of the parties irrevocably submits to the jurisdiction of the English courts and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

13.3  Process Agent

      The Purchaser appoints Simmlaw Services Limited of 21 Wilson Street London EC2M 2TX as its process agent to receive on its behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon the Purchaser whether or not it is forwarded to and received by the Purchaser. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the Purchaser irrevocably agrees to appoint a substitute process agent with an address in England acceptable to the Vendor and to deliver to the Vendor a copy of the substitute process agent's acceptance of that appointment within 30 days.

14. Environmental Indemnity

14.1  Indemnity

      The Vendor hereby agrees with the Purchaser (for itself and as agent of each member of the Sale Group) to indemnify and keep the Purchaser and each member of the Sale Group fully and effectively indemnified from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including, without limitation, proper and reasonable lawyers' and consultants' fees and expenses) (hereinafter a "Loss") actually suffered or incurred by the Purchaser or any member of the Sale Group by reason of an Environmental Claim relating to or arising or resulting from or which would not have been made but for
      (i) any Release prior to the date hereof of Hazardous Materials or Waste into the Environment on or about or from the Shetland Property or (ii) any breach of Environmental Laws prior to the date hereof at or from the Shetland Property.

14.2  Indemnity Period

      The Environmental Indemnity shall only apply in respect of Environmental Claims made against the Purchaser or any member of the Sale Group on or prior to the tenth anniversary of the date of this Agreement.

14.3  Notification

      The Purchaser shall provide prompt written notice to the Vendor of any matter of which the Purchaser shall become aware which gives rise to or which the Purchaser has reason to believe may give rise to a Loss by reason of an Environmental Claim and, as a result, a claim under the Environmental Indemnity.

14.4  Environmental Proceedings

      (A) In relation to Environmental Proceedings in the form of third party claims resulting from any matter to which the indemnity in clause 14.1 is applicable, the Vendor (or such other person as the Vendor shall determine) shall have the right at any time to assume conduct of such Environmental Proceedings Provided that such right is subject to the Vendor agreeing at the time of such assumption that any Loss which may be incurred by the Purchaser or any member of the Sale Group shall (subject to the other provisions of this clause 14) be recoverable under the indemnity contained in sub-clause 14.1.

      (B) If Environmental Proceedings arise under sub-clause 14.4(A) above and the Vendor does not assume conduct of such Environmental Proceedings as provided for in such sub-clause, the Purchaser (or such other person as the Purchaser shall determine) shall have conduct of such Environmental Proceedings.

      (C) In relation to Environmental Proceedings in the form of an action brought by a regulatory authority resulting from any matter to which sub-clause 14.1 applies, the Purchaser (or such other person as the Purchaser shall determine) shall have the right to assume conduct of such Environmental Proceedings.

      (D)    The person having  conduct  of  any Environmental
             Proceedings as provided for above  (the  "Conduct
             Party") shall ensure that:

             (1)   reasonably  frequent  and  detailed reports
                   shall  be  provided  to  the  other   party
                   regarding     the    progress    of    such
                   Environmental Proceedings;

             (2) save as may be prohibited by law, copies of all correspondence and documents passing between the parties to such Environmental Proceedings shall be provided to the other party;

             (3)   all reasonable efforts  are  made  in  such
                   Environmental   Proceedings   to   minimise
                   losses;

             (4)   all reasonable instructions and requests of
                   the   other   party  in  relation  to  such
                   Environmental  Proceedings   are   complied
                   with;

             (5) no settlement or admission (including any failure to or decision not to appeal) shall be agreed or made without the prior consent in writing of the other party, provided that such consent is not to be unreasonably withheld; and

             (6) the other party shall provide or procure the provision to the Conduct Party of all such information and assistance as the Conduct Party may reasonably request.

14.5   Environmental Limitations

      (A)    Cap

             The liability of the Vendor under the Environmental Indemnity shall not in any event exceed in aggregate (i) the purchase price payable hereunder for the Sale Shares as set out in clause 3.1 (subject to adjustment as therein referred to) plus the amount of the Indebtedness less (ii) all sums paid by the Vendor under this Agreement by reason of any breach by the Vendor of its obligations contained herein or of the Warranties or under the indemnities in any of the schedules hereto.

      (B)    Acts and omissions after Completion

             (1) The Purchaser shall not be entitled to claim under the Environmental Indemnity to the extent that the relevant claim would not have arisen but for, results from or is increased by a member of the Sale Group or their respective officers, directors, employees, partners, agents, contractors, sub-contractors or consultants disclosing after Completion information to any relevant authority or any other person, except where the disclosure is required by law.

             (2) The Purchaser shall procure that with effect from Completion each member of the Sale Group shall so far as reasonable avoid, reduce and mitigate any claim under the Environmental Indemnity provided that this clause shall not entitle the Purchaser to claim for the cost of work carried out before notification of a potential Environmental Claim is made under sub-clause 14.3.

      (C)    Future Laws

             The Purchaser shall only be entitled to claim under the Environmental Indemnity the extent that the claim results from Environmental Laws which are in force and directly binding on the Purchaser or the relevant member of the Sale Group as at Completion. The Purchaser and each member of the Sale Group shall not be entitled to be paid under the Environmental Indemnity to the extent that the claim would not have arisen but for, results from or is increased by Environmental Laws which come into force after the date of Completion (except for the contaminated land provisions set out at the date of Completion in section 57 of the Environment Act 1995 and including the first set of regulations and guidance which comes into force, but not subsequent amendments to them) or changes in policy, guidance or practice by the relevant authorities after the date of Completion.

      (D)    Losses

             The Purchaser shall not be entitled to claim under the Environmental Indemnity in respect of loss of profits, loss of sales, loss of production, business interruption, or any other indirect or consequential loss or damage.

14.6  Environmental Definitions

      In this clause 14 the following expressions shall bear the following respective meanings:

      "Environment" means all or any of the media of air, water and land and in relation to the media of air and water includes, without limitation, the air and water within buildings and the air and water within other natural or man-made structures above or below ground and any water contained in any underground strata;

      "Environmental Claims" means any and all actions, suits, demands, demand letters, costs, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Matter or Hazardous Material or Waste arising from any alleged injury or threat of injury to health, safety or to the Environment or damage or alleged damage to property;

      "Environmental Indemnity" means the indemnity contained at clause 14.1;

      "Environmental Laws" means any law now in effect relating to pollution or protection of the Environment, health or safety or to the use, handling, transportation, treatment, storage, disposal, release, discharge of Hazardous Materials or Waste and, in respect of the United Kingdom, section 57 and paragraph 162 of Schedule 22 to the Environment Act 1995 shall, notwithstanding any provision in this Agreement to the contrary, be deemed to be in force and applied on the date hereof;

      "Environmental Matters" means:

      (i) the Release of, contact with and exposure of any person to, Hazardous Materials or Waste; and

      (ii) any other matters relating to the condition, protection, maintenance or restoration of the Environment or any part of it arising out of the manufacturing, processing, treatment, handling, storage, export or transportation of Hazardous Materials or Waste;

      "Environmental Proceedings" means criminal, civil, judicial, regulatory or administrative proceeding suit or action brought or taken by a relevant authority under Environmental Laws or some other person (not being the Purchaser) to which the indemnified person is a party;

      "Hazardous Materials" means (a) oil, petroleum and petroleum products, bi-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, arsenic, chromium, copper, mercury and (b) any other pollutant, contaminants, chemicals, materials, articles or substances whether in soluble, liquid or gaseous form which have resulted or may result in the pollution or impairment of the Environment;

      "Law" means any Governmental, supra-Governmental, federal, state, local or foreign statute, law, and any court judgment, ordnance, regulation, rule, code, order, code of practice, guidance (including the first version which comes into force of any statutory guidance issued under section 57 of the Environment Act 1995) or other requirement having the force of law in any jurisdiction (including common law);

      "Release" includes spillage, escape, leaching, release, discharge, leak or emission or continuing migration howsoever caused;

      "Shetland Property" means the property at Lerwick, Shetland Islands previously owned or leased or occupied by O.I.L. Limited;

      "Waste" includes any unwanted or surplus substance irrespective of whether it is capable of being recycled or recovered or has any value.


      A S   W I T N E S S  the hands  of  the  duly authorised
      representatives of the parties on the date first before written.


            SCHEDULE  1 : COMPLETION ARRANGEMENTS

1. Obligations

1.1   Vendor's Obligations

      On Completion the Vendor shall:-

      (A)    deliver to the Purchaser:-

             (1) duly executed transfers of the Sale Shares by the registered holders thereof in favour of the Purchaser or its nominees together with the related share certificates;

             (2) such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the Sale Shares;

             (3) the Completion Certificate referred to in clause 4.5(A);

             (4)   the Indebtedness Certificate;

             (5) duly executed and completed memoranda of satisfaction (or equivalent document in any overseas jurisdiction evidencing discharge or release of any security) in respect of that security identified for such treatment in schedule 7 attached to the Disclosure Letter ("the Security Schedule") in such respective form as the Purchaser shall reasonably require;

             (6) duly executed and completed forms of release in such respective form as the Purchaser shall reasonably require releasing the Sale Shares and/or the Sale Group and/or the Vessels from the guarantees and/or security (given with respect to any loans, indebtedness or other obligations of any member of the Vendor's Group) which are identified for such treatment in the Security Schedule;

             (7) duly executed letters of consent in such respective form as the Purchaser shall reasonably require in respect of the change of control provisions identified in the documents of the Sale Group listed or referred to in paragraph 2 of this Schedule 1;

      (B)    deliver to the Purchaser, certified as correct by
             the  secretary  of  the  relevant   company,  the
             minutes of each board meeting referred to in sub-paragraph (F);

      (C) procure that the Directors and the secretary of each member of the Sale Group submit letters of resignation, subject to the Purchaser's acceptance, retiring from all their offices as such dated as of the Completion Date, and a deed (in the agreed terms) made out in favour of the relevant member of the Sale Group acknowledging that following such loss of office such director or secretary has no claim outstanding for compensation, indemnity or otherwise and without any payment under the Employment Protection (Consolidation) Act 1978 (as amended) (it being understood by the Purchaser that to the extent that Vendor does not directly or indirectly own 100% of the share capital of a member of the Sale Group, this obligation shall only apply to directors and/or officers appointed to such company by the Vendor, a member of the Sale Group or an affiliate of the Vendor);

      (D) procure the resignation of the auditors of each member of the Sale Group of which the Vendor directly or indirectly owns more than 50% of the issued share capital in accordance with section 392 of the Companies Act 1985, accompanied by a written statement pursuant to section 394 of that Act that there are no circumstances connected with their resignation which should be brought to the notice of the members or creditors of each such company and that no fees are due to them;

      (E)    deliver  to  the  Purchaser as agent for the Sale
             Group:-

             (1) subject to compliance with law, all the statutory and other books (duly written up to but not including the Completion Date) of each member of the Sale Group of which the Vendor directly or indirectly owns more than 50% of the issued share capital and their certificate(s) of incorporation, any certificates of incorporation on change of name and common seal(s);

             (2) certificates in respect of all issued shares in the capital of each member of the Sale Group expressed to be owned directly or indirectly by the Vendor as set out in
                   Schedule 4;

             (3) transfers of all shares (if any) in any member of the Sale Group not held directly by the Vendor (other than Sale Shares) and which are expressed to be owned indirectly by the Vendor in column (4) of Schedule 3 (other than shares held by another member of the Sale Group whose shares are delivered pursuant to sub clause (2) or (3) hereof);

             (4)   the title deeds to the Properties;

             (5)   certificates  of  ownership ( issued by the
                   appropriate   government    or   regulatory
                   authority) with respect to each Vessel;

             (6) a copy (certified as correct by the secretary of the Vendor) of the minutes of a duly held meeting of a committee of the board of the Vendor authorising the execution by the Vendor of this Agreement.

             (7) a receipt in agreed terms duly executed by the Vendor (for itself and each other member of the Vendor's Group) acknowledging repayment of the Indebtedness and confirming that there is as at the
                   Completion   Date   no   other  or  further
                   indebtedness or other amounts owing by any member of the Sale Group in favour of or to any member of the Vendor's Group on any account whatsoever; and

             (8) an assignment in terms reasonably required by the Purchaser duly executed by the
                   Vendor or  other  relevant  member  of  the
                   Vendor's  Group  of   the  trade or service
                   marks  or  trade  names  OSA,  OIL  or  any
                   derivatives  thereof  in  favour  of   such
                   member or members of the Sale Group as the Purchaser shall specify.

      (F) procure a board meeting of each member of the Sale Group of which the Vendor owns directly or indirectly more than 50% of the issued share capital to be held at which there shall be:-

             (1) with respect to those members of the Sale Group whose shares will be transferred to and registered in the name of Purchaser hereunder, passed a resolution to register the transfers of the Sale Shares and (subject only to due stamping) to register, in the register of members, each transferee as the holder of the shares concerned;

             (2)   appointed  as  directors  and/or  secretary
                   such persons as the Purchaser may nominate,
                   such   appointments  to  take  effect  upon
                   Completion;

             (3)   tendered      the      resignations     and
                   acknowledgements  of  the   directors   and
                   secretary referred to in sub-paragraph (C);

             (4) changed the situation of the registered office and (subject to the Companies Acts) the accounting reference date, each as the Purchaser may direct.

      (G) procure that any member of the Vendor's Group which uses O.I.L. as part of its corporate name to pass a special resolution to change its name to another name which does not contain O.I.L. or anything similar (save for O.I.L. Shetland Limited as provided in clause 7.5(B)).

      (H) procure the release and removal from the registry of ships in the relevant country of registration in respect each of the Vessels, the security identified for such treatment in the Security Schedule.

      (I)    procure  O.I.L.  Limited grants a licence in  the
             agreed terms to Cory Towage Limited guaranteed by
             the  Vendor  in  respect   of   the  Property  at
             Birkenhead.

      (J)    grant a licence in agreed terms to O.I.L. Limited
             in  respect  of the Property at Woking  until  31
             December 1998.

1.2   Purchaser's Obligations

      On Completion the Purchaser shall by way of wire transfer of immediately available funds to an account specified by the Vendor:

      (A) pay the sum of 328 million pounds sterling in respect of (1) the consideration for the Sale Shares as specified in sub-clause 3.1(A) and (2) the payment of the Indebtedness on behalf of the Sale Group as specified in sub-clause 3.3; and

      (B) pay the Estimated Completion Date Payment for which provision is made in Schedule 9 hereof.

2. Documents requiring consents

      Consent(s) under or pursuant to the following provisions of the following documents:-

      (A) under clause 11 and a waiver of the special condition numbered 1 each pursuant to the letter agreement dated 9 February 1995 between Hongkong Bank Malaysia Berhad ("HK Bank") and Ocean Fleet Sdn Bhd in respect of the vessel "MV OSA London", duly executed by HK Bank;

      (B) under clause 11 and a waiver of the special condition numbered 1 each pursuant to the letter agreement dated 13 February 1995 between HK Bank and Ocean Fleet Two Sdn Bhd in respect of the vessel "OSA Hustler", duly executed by HK Bank;

      (C) pursuant to clauses 14.1 of the Financial Agreements dated 28 May 1993, 5 August 1993, 10 September 1993, 27 August 1993, 28 May 1993, 28
             May 1993 and 28 May 1993 each between Lloyds Bank PLC ("Lloyds") and OIL Limited in respect of the vessels "OIL Bonny", "OIL Benin", "OIL Benue", "OIL Randan", "OIL Orashi", "OIL Otamiri" and "OIL Ogun" respectively, duly executed by Lloyds;

      (D) pursuant to clauses 4.1 of the Guarantee Agreements dated 28 May 1993, 5 August 1993, 10 September 1993, 27 August 1993, 28 May 1993, 28
             May 1993 and 28 May 1993 each between Lloyds and the Secretary of State for Trade and Industry ("SSTI") in respect of the vessels "OIL Bonny", "OIL Benin", "OIL Benue", "OIL Randan", "OIL Orashi", "OIL Otamiri" and "OIL Ogun" respectively, duly executed by the SSTI;

      (E) under clause 25.2 of the Terminal Services Agreement dated 4 September 1992 made between Canadianoxy Offshore International Ltd ("Canoxy") and OIL Limited, duly executed by Canoxy; and

      (F) those other documents referred to in paragraph 5 of the Security Schedule.


             SCHEDULE  2 : COMPLETION CONDITIONS

Completion Conditions

      (A)    Completion   Conditions    applicable   to   both
             parties:-

             (1)   the  passing at a duly  convened  and  held
                   Extraordinary General Meeting of the Vendor of a resolution to approve the transactions described in this Agreement;

             (2) the Office of Fair Trading having indicated in terms satisfactory to the Purchaser that it is not the intention of the Secretary of State to refer the proposed acquisition of the Sale Group and/or the Sale Shares by the Purchaser or any matters arising therefrom to the Monopolies and Mergers Commission;

             (3) no United Kingdom or United States government or governmental, supra-national or state agency or regulatory body having instituted any action, suit or investigation for the purpose of restraining or prohibiting the transaction;

             (4) no order or judgment of any court or governmental, statutory or regulatory body in the United Kingdom or elsewhere having been issued or made prior to Completion which has the effect of making the acquisition by the Purchaser of those of the Sale Shares which are shares in the capital of OIL Limited and/or OSA Marine Services GmbH unlawful or otherwise prohibiting the Purchaser from acquiring such shares on the Completion Date.

      (B)    Additional    Completion    Condition    to   the
             Purchaser's obligations

             The Vessels, taken as a whole, are of an industry standard to be expected by a prudent operator, taking account of:

                   (a)   the age and type of each Vessel;

                   (b)   the nature  of  the use to which such
                         Vessel is put and  the environment in
                         which it operates in  the performance
                         of the business of the members of the
                         Sale Group; and

                   (c)   the  position of such vessel  in  its
                         dry-dock  and  repair and maintenance
                         schedule

                   (such  standard  taking   account  of  such
                   matters   in   this  paragraph  (B)   being
                   referred  to  as "Satisfactory  Condition")
                   and, to the extent that the Vessels are not
                   in  Satisfactory  Condition,  the  cost  of
                   putting them in Satisfactory Condition (the
                   "Upgrade  Cost") does not exceed 15 million
                   pounds sterling  PROVIDED that expenditures
                   included  in the Sale  Group's  budget  for
                   calendar  year  1997  (less  that  actually
                   spent or used up to date) and made known to
                   the Purchaser at the date of this Agreement
                   and  to  be  made   in   respect   of   the
                   outfitting, equipping, repair, maintenance,
                   insurance  and  dry-docking  costs  of  the
                   Vessels   shall  not  be  included  in  any
                   calculation of the Upgrade Cost.



                   SCHEDULE  5 : WARRANTIES

                       Part I - Introduction

1.    In this Schedule where the context admits:-

1.1 "Audited Accounts" means the audited financial statements of each member of the Sale Group prepared in accordance with accounting principles generally accepted in the United Kingdom (with respect to companies incorporated in the United Kingdom) or its jurisdiction of incorporation (with respect to companies incorporated under the laws of other countries) for (in respect of those members of the Sale Group incorporated in the United Kingdom) the accounting reference period ended on the Balance Sheet Date and (in respect of each member of the Sale Group) for each of the two accounting reference periods the last of which ended prior to the accounting reference period ended on the Balance Sheet Date, which financial statements comprise a balance sheet, profit and loss account, cash flow statement, notes, and auditors' and directors' report and true copies of which are annexed to the Disclosure Letter;

2     "Balance Sheet Date" means 31 December 1996;

      "Computer Systems" means all computer systems used by or for the benefit of the Sale Group at any time, including computer processors, associated and peripheral equipment, computer programs, technical and other documentation, and data entered into or created by such computer systems from time to time;

      "Companies Acts" means statutes from time to time in force concerning companies including (in relation to companies incorporated in the United Kingdom) the
      Companies Act 1985, the Companies Act 1989, the Companies Securities (Insider Dealing) Act 1985 and the Companies Consolidation (Consequential Provisions) Act 1985;

      "encumbrance" includes any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

      "environmental liability" includes liability for any form of damage to the environment and for any of the following: damage to living organisms or persons
      (including  impairment  of health and interference  with
      amenity); damage to land or personal property; interference with riparian or other proprietary or possessory rights; and public or private nuisance, and includes any fines or penalties imposed and any costs or expenses of remediation;

      "intellectual property" means patents, trade marks, service marks, rights in any designs, trade or business names and copyright (whether, in each case, registered or unregistered, and including applications for registration of any such property and all rights of a similar nature or having similar effect which may subsist in any part of the world);

      "SSAP" means Statement of Standard Accounting Practice in force at the date hereof; any question whether a person is connected with another shall be determined in accordance with section 839 Income and Corporation Taxes Act 1988 which shall apply in relation to this schedule as it applies in relation to that Act;

      "Vessels"  means  the  vessels described in Schedule 12;
      and

      references to any Act, statutory instrument, regulation, bye-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English legal term.

1.2 Where, in this Schedule, a term is defined in and for the purpose of a particular paragraph or sub-paragraph, the relevant definition shall apply, where the context admits, for all other purposes of this Schedule.

                     Part II - Warranties

2. The Vendor warrants to and for the benefit of the Purchaser, that, except for matters fairly disclosed in or by the Disclosure Letter:-

2.1   The Sale Group and the Vendor

      (A)    Capacity of the Vendor

             The Vendor has full power and authority to enter into and perform this Agreement, and any other agreement entered into on the date hereof or at Completion, and this Agreement constitutes legal and binding obligations of the Vendor.

      (B)    Liabilities owing to or by the Vendor

             There is not outstanding any indebtedness or other liability (actual or contingent) owing by any member of the Sale Group to the Vendor or any member of the Vendor's Group or (so far as the Vendor is aware) to any Director of any of them, nor is there any indebtedness owing to any member of the Sale Group by any such company or (so far as the Vendor is aware) any such person.

      (C)    Vendor's other interests

             No member of the Vendor's Group nor (so far as the Vendor is aware) any Director of any such member other than as a nominee has any interest, direct or indirect, in any business (other than that now carried on by the Sale Group) which is or is likely to be or become competitive with the business now carried on by the Sale Group or intends to acquire any such interest.

2.2   Share Capital; The Constitutions

             (A)Share Capital - The Vendor owns, directly or indirectly, all of the Sale Shares, all of which are duly authorized, validly issued, fully paid and non-assessable. Except for the Vendor or another member of the Sale Group and except as indicated on Schedule 4, no other person has any interest in the share capital of any member of the Sale Group. To the extent that the Vendor owns, directly or indirectly, less than 100% of the issued share capital of any member of the Sale Group, the Vendor has no reason to believe it does not have the power to effectively control the operations of such member.

      (B) Options etc. - No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, transfer or conversion of any share or loan capital of any member of the Sale Group under any option or other agreement (including conversion rights and rights of pre-emption).

      (C)    Memorandum   and   Articles - The   copy  of  the
             memorandum and articles of association (or equivalent constitutional document) of each member of the Sale Group annexed to the Disclosure Letter is true and complete and has embodied in or annexed to it a copy of every resolution or agreement as is required by law to be embodied in or annexed to it, and sets out completely the rights and restrictions attaching to each class of authorised share capital of each member of the Sale Group.

2.3   The Sale Group and its Investments

             (A)Particulars of Sale Group - The particulars of the Sale Group set out in Schedule 4 are true and complete in each case and no member of the Sale Group has any other subsidiary save as set out in the said Schedule 4.

      (B)    Investments,   associations   and   branches - No
             member of the Sale Group:-

             (1) is the holder or beneficial owner of, or has agreed to acquire, any class of the share or other capital of any other company or corporation (whether incorporated in the United Kingdom or elsewhere) other than of another member of the Sale Group; or

             (2) is, or has agreed to become, a member of any partnership, joint venture, consortium or other unincorporated association, body or undertaking in which it is to participate with any other in any business or investment.

      (C) City Code - During the 10 years prior to the date of this Agreement, no member of the Sale Group has:-

             (1) had at any time any equity share capital listed on the London Stock Exchange;

             (2)   had  any  dealings   in  its  equity  share
                   capital advertised in a newspaper on a regular basis for a continuous period of at least 6 months;

             (3) had at any time any equity share capital subject to a marketing arrangement as described in section 163(2)(b) of the
                   Companies  Act   1985,   being  by  way  of
                   example,   subject  to  dealings   on   the
                   Unlisted   Securities    Market    or   the
                   Alternative Investments Market; or

             (4)   filed   a  prospectus,  at  the  Companies'
                   Registry, for the issue of any equity share capital.

2.4   Compliance with Laws

      (A) Compliance with Laws - Each member of the Sale Group has conducted its business in all material respects in accordance with all applicable laws and regulations of all countries within the United Kingdom and any relevant foreign country and there is no order, decree or judgement of any Court or governmental agency of the United Kingdom or any foreign country outstanding against any member of the Sale Group which may have a material adverse effect upon the business or assets of the Sale Group, taken as a whole.

      (B) Licences etc - Each member of the Sale Group possesses all material licences, consents, permits and authorities (public and private) to enable it to carry on its business effectively in the places and in the manner in which such business is now carried on and all such licences, consents, permits and authorities are valid and subsisting and the Vendor knows of no reason why any of them should be suspended, cancelled or revoked.

      (C) Breach of statutory provisions - No member of the Sale Group nor any of its officers, agents or employees (during the course of their duties in relation to such member) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any Act, order, regulation or the like in the United Kingdom or elsewhere which is punishable by imprisonment, fine or other penalty.

      (D) Investigations and Inquiries - So far as the Vendor is aware no member of the Sale Group has received notification that any investigation or inquiry is being or has been conducted by any governmental or other official body in respect of the affairs of any member of the Sale Group and the Vendor is not aware of any circumstances which would give rise to such investigation or inquiry.

      (E) Litigation - No member of the Sale Group (i) is engaged in any litigation or arbitration, administrative or criminal proceedings, (ii) is a party to any undertaking or assurance given to any Court or governmental agency or the subject of any injunction which is still in force, or
             (iii) has pending against it any litigation or is a party to any arbitration, administrative or criminal proceeding. So far as the Vendor is aware:-

             (1)   no      litigation      or     arbitration,
                   administrative or criminal proceedings is threatened by or against any member of the Sale Group; and

             (2)   there are no  facts  likely to give rise to
                   any   such   litigation   or   arbitration,
                   administrative or criminal proceedings.

      (F) Fair Trading - No agreement, practice or arrangement carried on by any member of the Sale Group during the past six years or to which any such member is a party or which continues to have a continuing effect:-

             (1) is or ought to be registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the Resale Prices Act 1976 or is or has been the subject of any enquiry, investigation or proceeding under any of those Acts; or

             (2) is or has been the subject of any enquiry, investigation, reference or report under the Fair Trading Act 1973 or the Competition Act 1980 or constitutes an anti-competitive practice within the meaning of the 1980 Act; or

             (3) infringes Article 85, or constitutes an abuse of dominant position contrary to
                   Article 86,  of the Treaty establishing the
                   European Economic Community or infringes any regulation or other enactment made under Article 87 and/or Article 235 of that Treaty or is or has been the subject of any enquiry, investigation or proceeding in respect thereof; or

             (4)   has   been   notified  to  the  Directorate
                   General of Competition of the Commission of the European Communities and/or the EFTA
                   Surveillance Authority; or

             (5) infringes any other competition, anti-restrictive trade practice or anti-trust law or legislation applicable in any jurisdiction in which such member has assets or carries on business or in which the activities of such member may have an effect.

             No member of the Sale Group has given any assurance or undertaking (written or oral) to the Restrictive Practices Court, the Director General of Fair Trading, the Secretary of State for Trade and Industry, the Commission, the EFTA Surveillance Authority or the Court of Justice for the European Communities or to any other court, person or body or is subject to any decision, regulation, order or other instrument made by any of them in any such case relating to any matter referred to in this sub-paragraph (F).

             No member of the Sale Group is in default under, or in contravention of, any Act, Article, decision, regulation, order or other instrument or of any undertaking relating to any matter referred to in this sub-paragraph (F).

      (G) No member of the Sale Group is or has been in receipt of any aid which could be construed as falling within Article 92(1) of the EC Treaty other than:-

             (1)   aid  in  operation  at  the  date   of   UK
                   Accession to the Community which is treated as existing aid pursuant to Article 93(1);
                   or

             (2) aid or any alteration to existing aid falling within Article 92(3) which has been duly notified to the European Commission pursuant to Article 93(3) and approved by the European Commission;

             and no member of the Sale Group is aware of any pending or threatened investigation, complaint, action or decision in relation to the receipt or alleged receipt by it of any aid or alleged aid.

      (H)    Defective products -    No  member  of  the  Sale
             Group has manufactured, sold or supplied any product or service which:-

             (1) is or was, in any material respect, faulty or defective; or

             (2) does not comply in any material respect with any warranty or representation, express or implied, made by or on behalf of such member in respect of it or with all laws, regulations, standards and requirements applicable to it.

      (I) Inducements - So far as the Vendor is aware, no officer, agent or employee of any member of the Sale Group has paid any bribe or used any of such member's assets unlawfully to obtain an advantage for any person.

2.5   The Sale Group's and Vendor's Solvency


      (A) Winding Up - No order has been made, petition presented or resolution passed for the winding up of any member of the Sale Group or the Vendor. No member of the Sale Group has been a party to any transaction which could be avoided in a winding up.

      (B) Administration and Receivership - No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the assets of any member of the Sale Group.

      (C) Compositions - No member of the Sale Group has made or proposed any arrangement or composition with its creditors or any class of its creditors.

      (D) Insolvency - No member of the Sale Group is insolvent, is unable to pay its debts within the meaning of the insolvency legislation applicable to such member or and has stopped paying its debts as they fall due.

      (E) Unsatisfied Judgments - No distress, execution or other process has been levied against any member of the Sale Group or action taken to repossess goods in such member's possession which has not been satisfied in full. No unsatisfied judgment is outstanding against any member of the Sale Group.

      (F) Floating Charges - No floating charge created by any member of the Sale Group has crystallised and, so far as the Vendor is aware, there are no circumstances likely to cause such a floating charge to crystallise.

      (G) Analogous Events - No event analogous to any of the foregoing has occurred in or outside England.

2.6   The Sale Group's Accounts and Records

             (A)Books  and  records   - All  accounts,  books,
             ledgers,   financial   and   other   records   of
             whatsoever kind (together the "records") of each member of the Sale Group:-

             (1) have been properly maintained in accordance with all applicable legal requirements;

             (2)   are up-to-date; and

             (3) do not contain or reflect any material inaccuracies or discrepancies and no notice or allegation that any of the records is incorrect or should be rectified has been received.

      (B)    Accounts - The Audited Accounts:-

             (1) were prepared in accordance with the requirements of all relevant statutes and accounting practices generally accepted in the relevant jurisdiction at the time they were audited;

             (2) showed a true and fair view of the assets and liabilities of each member of the Sale Group as at the end of the accounting reference period to which they relate, and the profits of each member of the Sale Group for the period to which they relate;

             (3) apply bases and policies of accounting which have been consistently applied in the audited financial statements of each member of the Sale Group for the three accounting reference periods ended on the Balance Sheet Date.

      (C) Provisions for liabilities - Proper provision in accordance with accounting practices generally accepted in the relevant jurisdiction at the time they were audited has been made in the Audited Accounts for all actual liabilities of each member of the Sale Group outstanding at the end of the accounting referencing period to which they relate and for all other liabilities of each member of the Sale Group then outstanding whether contingent, known, quantified, disputed or not, including the cost of any work or material for which payment has been received or credit taken, any future loss which may arise in connection with uncompleted contracts and any claims against each member of the Sale Group in respect of completed contracts.

      (D) Prepared Financial Statements - There is scheduled to the Disclosure Letter as Schedule 9 thereto a balance sheet and profit and loss account which reflects the combined financial position and profits and losses of the members of the Sale Group as of 31 December, 1996 (the "Prepared Financial Statements"). The Prepared Financial Statements have been derived from the Audited Accounts and, in respect of members of the Sale Group not incorporated in the United Kingdom, consolidation schedules used for the purposes of the Vendor's consolidated audited financial statements for the 12 month period ended 31 December 1996. The Prepared Financial Statements include all adjustments necessary to eliminate intercompany items (between members of the Sale Group) and to reflect any accounting differences between the Audited Accounts and such consolidation schedules. The Prepared Financial Statements show, on a combined basis, in accordance with accounting principles generally accepted in the United Kingdom, a true and fair view of the assets and liabilities at the Balance Sheet Date and the profits or losses for the twelve months then ended of the members of the Sale Group.

      (E) Returns - Each member of the Sale Group has complied in all material respects with the provisions of the Companies Acts or, to the extent applicable, comparable provisions of the laws of other jurisdictions, and all returns, particulars, resolutions and other documents of or relating to such members required to be delivered to the Companies' Registry or to any other authority whatsoever have been properly made and delivered. All documents delivered to the Companies' Registry or to such other authority, whether or not required by law, were true and accurate when so delivered.

2.7   The Sale Group's Business

             (A) Business since the Balance Sheet Date - Since the Balance Sheet Date, each member of the Sale Group has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment which is not in the ordinary course of its business and without any interruption or alteration in the nature, scope or manner of its business and there has been no material adverse change in the financial position of the Sale Group taken as a whole. In particular, but without limiting the foregoing, no member of the Sale Group since the Balance Sheet Date has or has committed to do any of the following:-

             (1)   amended  its  memorandum  or  articles   of
                   association or equivalent constitutional documents; or

             (2)   entered into any new line of business  (for
                   the   purpose   of  which  expression,  the
                   geographic location of any vessel shall be irrelevant); or

             (3)   entered into an agreement or arrangement or
                   permitted   any   action  whereby   another
                   company   becomes   its    subsidiary    or
                   subsidiary undertaking; or

             (4) entered into any transaction other than on arms' length terms and for full and proper consideration; or

             (5) acquired or agreed to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to such party except purchases of inventory in the ordinary course of business consistent with past practices; or

             (6) disposed of or entered into any agreement to dispose of (whether by one transaction or by a series of transactions) any Vessel, or, except for dispositions made in the ordinary course of business and consistent with past practices, sold, leased, licensed, mortgaged, encumbered or subjected to any Encumbrance or otherwise disposed of any of its other properties or assets; or

             (7)   made   or   agreed   to  make  any  capital
                   expenditure   other  than   those   capital
                   expenditures made  or  to  be  made  in the
                   ordinary   course   of  business  that  are
                   consistent with past practices and that are made or to be made out of available cash (without using the proceeds of borrowings); or

             (8) other than from or with a member of the Vendor's Group, taken or agreed to take any loans, borrowings or other form of funding or financial facility or assistance, or entered into or agreed to enter into any foreign exchange contracts, interest rate swaps, collars, guarantees or agreement or other interest rate instruments; or

             (9) other than to or with a member of the Vendor's Group, granted or agreed to grant any loans or other financial facilities or assistance to or any guarantees or indemnities for the benefit of any person or created or allowed to subsist any mortgage, charge or other encumbrance over the whole or any part of its undertaking, property or assets; or

             (10) entered into or agreed to enter into any joint venture, partnership or agreement or arrangement for the sharing of profits or assets; or

             (11) entered into or agreed to enter into any death, retirement, profit sharing, bonus, share option, share incentive or other scheme for the benefit of any of its officers or employees or made any variation (including, but without limitation, any increase in the rates of contribution) to any such existing scheme or effected any key man insurance; or

             (12) commenced, compromised or discontinued any legal or arbitration proceedings (other than routine debt collection); or

             (13) terminated the employment or office of any of its directors, officers or senior employees (here meaning an employee whose present gross annual remuneration exceeds 50,000 pounds sterling) or appointed any new director, officer or senior employee or consultant (or, with respect to consultants only, in receipt of gross fees from the Sale Group of more than 50,000 pounds sterling in any year) or materially altered the terms of employment or engagement of any director, senior employee or consultant of the type described ; or

             (14) declared, made or paid any dividend or distribution (whether of capital or of profits); or

             (15) offered price reductions or discounts or allowances on sales of services or provided them at less than cost to an extent which may materially affect its profitability; or

             (16) (other than with respect to the entry into of new Vessel charters, or the renewal or extension of existing Vessel charters, or the entry into of dry dock contracts, or the renewal of insurances in any such case in the ordinary course of business only) made or agreed to any amendment, variation, deletion, addition, renewal or extension to or of, or terminated or given any notice or intimation of termination of, or breached or failed to comply with the terms of any contract or arrangement involving receipts or expenditure in any one year of greater than 250,000 pounds sterling with respect to contracts entered into by the engineering and fabrication business and 50,000 pounds sterling for all other businesses and operations of the Sale Group; or

             (17) paid or agreed to pay any remuneration, fee or other sum to the Vendor or any member of the Vendor's Group in excess of 50,000 pounds sterling (other than remuneration properly accrued due or reimbursement of business expenses properly incurred, in each case as disclosed in the Disclosure Letter); or

             (18)  created, allotted  or  issued  or agreed to
                   create, allot or issue any of its shares or
                   other   securities   of  whatsoever  nature
                   convertible into its shares; or

             (19) created, issued, redeemed or granted any option or rights of subscription in respect of any of its share capital or agree so to do; or

             (20) pledged or otherwise encumbered any of its share capital; or

             (21) failed to take any action required to maintain any of its insurances in force or knowingly done anything to make any of its policies of insurance void or voidable; or

             (22)  changed its accounting  reference  date(s);
                   or

             (23)  changed    its   residence   for   taxation
                   purposes; or

             (24)  made   any   change   to   the   accounting
                   procedures,  principles   or   methods   by
                   reference to which its accounts are drawn up; or

             (25) passed any resolutions in general meeting or by way of written resolution including, without limitation, any resolution for winding up or to capitalise any profits or any sums standing to credit of share premium accounts or capital redemption reserve fund or any other reserves; or

             (26) to an extent material in the context of the business of the Sale Group as a whole violated any applicable law, statute, rule, governmental regulation or order.

      (B) Commission - No one is entitled to receive from any member of the Sale Group any finder's fee, brokerage or other commission in connection with this Agreement or the sale and purchase of the Sale Shares.

      (C) Consequence of share acquisition by the Purchaser - The acquisition of the Sale Shares by the Purchaser or the execution, delivery or performance of the terms of this Agreement will not:-

             (1) so far as the Vendor is aware, cause any member of the Sale Group to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with such member not to continue to do so on the same basis as previously;

             (2) so far as the Vendor is aware, relieve any person of any obligation to any member of the Sale Group or enable any person to determine any such obligation or any right or privilege enjoyed by such member or to exercise any other right, whether under an agreement with such member or otherwise;

             (3) result in any present or future indebtedness of any member of the Sale Group becoming due and payable, or capable of being declared due and payable, prior to its stated maturity;

             (4) give rise to or cause to become exercisable any right of pre-emption;

             (5) result in a breach of any provision of the memorandum or articles of association of any member of the Sale Group; or

             (6) result in a breach of any order, judgement or decree of any court or government agency by which any member of the Sale Group is bound.

      (D) Grants - Full particulars of all grants or other financial assistance received by each member of the Sale Group from any supranational, national or local authority or government agency (and all applications for any such) are , other than with respect to any of the same which have been repaid in full, given in the Disclosure Letter and there are no circumstances, including the sale of the Sale Shares, which might lead to the whole or any part of any such grant or other financial assistance becoming repayable or forfeited.

      (E) Insurances - True and complete copies of cover notes relating to all the marine insurance policies and an accurate summary of the terms of cover of the non-marine insurances shared with the Vendor's Group (together with the policy details for the general liability insurances which form part of such non-marine insurances) (including in each such case details of the limit and basis of cover under each policy and the amount of the applicable excess) in which each member of the Sale Group has an interest (the "Sale Group's Insurances") are given in the Disclosure Letter. The Sale Group's Insurances afford the Sale Group adequate cover against such risks as companies carrying on a similar business as the Sale Group commonly cover by insurance and in particular:

             (1)   so far  as the Vendor is aware, each member
                   of  the  Sale   Group  has  maintained  all
                   insurance required by statute;

             (2) so far as the Vendor is aware, each member of the Sale Group is now, and has been at all material times, adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally insured against by companies carrying on a similar business; and

             (3) the insurance afforded under such Sale Group's Insurances is consistent with all contractual requirements under existing agreements between any member of the Sale Group and any third party.

             All the Sale Group's Insurances are in full force and effect and so far as the Vendor is aware there are no circumstances which might lead to any liability under any of the Sale Group's Insurances being avoided by the insurers or the premiums being increased and no event has occurred which might give rise to any claim for an amount in excess of 50,000 pounds sterling.

             In relation to each of the Sale Group's Insurances, all premiums have been paid on time and there is scheduled to the Disclosure Letter all outstanding claims for an amount in excess of US$50,000 and the Vendor is not aware of any circumstances likely to give rise to a claim.

      (F) Trading Name - No member of the Sale Group trades under any name other than (a) its corporate name and (b) any other name given in the Disclosure
             Letter.

      (G) Dependence - There is scheduled to the Disclosure Letter the top 20 customers of the Sale Group for the year ended 31st December 1996 on the basis of revenues identified by rank of priority and, so far as the Vendor aware, none of such customers has indicated an intention to cease trading with any member of the Sale Group.

2.8   The Sale Group's Assets

             (A)The Vessels -

             (1)   The  legal  owners of the Vessels  and  the
                   beneficial  owners   of   the  Vessels  are
                   members  of  the  Sale  Group as  shown  in
                   Schedule 12.

             (2) True and complete copies of all charter, bareboat or operating agreements to which any of the Vessels are subject, are attached to the Disclosure Letter. Such agreements are valid and binding and in full force and effect, and no member of the Sale Group is in default thereunder nor, so far as Vendor is aware, is any other party in default thereunder.

             (3) None of the Vessels is subject to any mortgage, charge, lien, encumbrance or third party rights whatsoever, save as expressly described in the Disclosure Letter. No transactions or events have occurred which could reasonably be expected to give rise to the assertion of a lien against any of the Vessels. No Vessel is under arrest or detention and there are no actual, pending, or to Vendor's knowledge, threatened claims, actions or proceedings against any of the Vessels or, to Vendor's knowledge, any acts or occurrences that could reasonably be expected to give rise to any such claims, relating to any of the Vessels.

             (4)   None of the Vessels (other than OIL Tracer)
                   is  currently  in drydock except for normal
                   routine   drydockings    for    repair   or
                   maintenance.

             (5) In the case of Vessels registered in the United Kingdom, each Vessel is registered in the United Kingdom in the Registry of British Ships, and in the case of Vessels registered in other jurisdictions, each Vessel is properly registered, and all fees and dues have been paid to date in connection with their registration.

             (6) Each of the Vessels has the class notation stated with reference to it in Schedule 12.

      (B)    Assets and Charges -

             (1) Except for current assets disposed of by any member of the Sale Group in the ordinary course of its business, such member is the beneficial owner of and has a good and marketable title to all assets included in the Audited Accounts for 1996 and to all assets which have been acquired by such member since the Balance Sheet Date and no such asset, nor any of the undertaking, goodwill or uncalled capital of such member, is subject to any encumbrance or any agreement or commitment to give or create any encumbrance and no claim has been made by any person to be entitled to any.

             (2) Since the Balance Sheet Date, save for disposals of current assets in the ordinary course of its business, the assets of each member of the Sale Group have been in the possession, or under the control, of such member.

             (3) No asset is shared by any member of the Sale Group with any other person and no such member depends for its business upon any assets, facilities or services owned or supplied by other members of the Vendor's Group.

             (4) No charge in favour of any member of the Sale Group is void or voidable for want of registration.

             (5) The assets owned collectively by the members of the Sale Group constitute all of the assets, including all vessels described in Schedule 12 hereto, used by the members of the Sale Group to conduct their respective businesses as the same are carried out at the date hereof, including, without limitation, those businesses described in clause 7 of the Agreement.

      (C) Title Retention - No member of the Sale Group has acquired or agreed to acquire any material asset on terms that property therein does not pass until full payment is made.

      (D) Assets other than Vessels - All assets other than Vessels (which are covered by sub-clause (A)), including all plant and machinery, including fixed plant and machinery, Computer Systems and other equipment used in, or in connection with, the business of the Sale Group (but excluding except with regard to sub-paragraph (3), motor vehicles):-

             (1) is in good repair and condition and in satisfactory working order and is regularly maintained and fully serviceable;

             (2) is capable, and will (subject to fair wear and tear) be capable, over the period of time during which it will be written down to a nil value in the accounts of the Sale Group, of doing the work for which it was designed or purchased and is not dangerous or in need of renewal or replacement; and

             (3) is in the possession and control, and is the absolute property free from any encumbrance,  of the Sale Group,  save  for
                   those items held  under  hire  purchase  or
                   rental  agreements  the  aggregate value of
                   which   does   not  exceed  25,000   pounds
                   sterling.

      (E)    Intellectual Property  Rights - No  member of the
             Sale   Group   owns   or  uses  any  intellectual
             property.

      (F)    Computer Systems - In this sub-paragraph (F):-

             "Computer Systems" means all computer systems used by or for the benefit of the Sale Group at any time, including computer processors, associated and peripheral equipment, computer programs, technical and other documentation, and data entered into or created by such computer systems from time to time.

             (1)   The    Computer    Systems     have    been
                   satisfactorily maintained and supported and have the benefit of appropriate maintenance and support arrangements.

             (2)   Details  of  disaster  recovery  plans   in
                   effect   are  set  out  in  the  Disclosure
                   Letter.

             (3) The Sale Group has procedures to ensure internal and external security of the Computer Systems, including procedures for taking and storing on-site and off-site back-up copies of computer programs and data.

             (4) Where any of the records of the Sale Group are kept on Computer Systems, the Sale Group is and will following Completion remain licenced to use all hardware and software necessary to enable it to keep, copy, maintain and use those records in the course of its business and does not share any hardware or software relating to those records with any person.

      (G)    Properties -

             (1)   General -

                   The particulars  of the Properties shown in
                   Schedule 6 are true and correct. Except as shown the Sale Group has no other interest in land and does not occupy any other property and has not entered into any agreement to acquire or dispose of any land or premises or any interest therein which has not been completed.

             (2)   Title to Properties -

                   In respect of the Properties located with the United Kingdom.:-

                   (a)   The owner  of  each Property shown in
                         Schedule  6  is  solely  legally  and
                         beneficially entitled to and has good
                         title to and exclusive  occupation of
                         each Property.

                   (b)   Each Property is held free  from  any
                         mortgage  or charge (whether legal or
                         equitable,    fixed   or   floating),
                         encumbrance,    lease,     sub-lease,
                         tenancy,    licence   or   right   of
                         occupation, rent  charge,  exception,
                         reservation,    easement    (or    in
                         Scotland, servitudes), quasi-easement
                         or privilege (or agreement for any of
                         the same).

                   (c)   There   are   appurtenant   to   each
                         Property all rights and easements (or
                         in  Scotland,  servitudes)  necessary
                         for  its  current  use  and enjoyment
                         (without  restriction as to  time  or
                         otherwise) and the access for each of
                         the Properties  is over roads adopted
                         by the local authority and maintained
                         at public expense.

                   (d)   The  lease,  sub-lease,   tenancy  or
                         agreement  for any of the same  under
                         which any of  the Properties are held
                         is valid and subsisting  against  all
                         persons, including any person in whom
                         any  superior  estate  or interest is
                         vested.

                   (e)   Each member of the Sale  Group has in
                         its possession all of the title deeds
                         and documents necessary to  prove its
                         title   to  the  Properties  and  the
                         documents   of   title   consist   of
                         original    documents   or   properly
                         examined abstracts  (or, in Scotland,
                         official extracts).

                   (f)   The member of the Sale Group named in
                         Schedule  6  as its owner  holds  the
                         relevant  Property   subject  to  the
                         leases,    underleases,    tenancies,
                         licences   or  other  agreements   or
                         arrangement  particulars of which are
                         set  out  in  Schedule   6   but   is
                         otherwise  in physical possession and
                         actual occupation  of  the  whole  of
                         such  Property  on an exclusive basis
                         and  no  part  of  such  Property  is
                         vacant.

                   (g)   There  are  no agreements  for  sale,
                         estate contracts,  options, rights or
                         pre-emption   or   similar    matters
                         affecting any of the Properties.

                   (h)   So  far  as the Vendor is aware there
                         is no agreement, obligation or matter
                         which is registered  or, although not
                         registered,     is     capable     of
                         registration as a local  land  charge
                         or,  in Scotland, as a burden on  any
                         of the Properties.

                   (i)   The  Vendor   has  not  received  any
                         notice alleging  that  any covenants,
                         restrictions  and  other encumbrances
                         affecting any of the  Properties have
                         not been complied with to date.

                   (j)   So far as the Vendor is  aware  there
                         is  no  circumstance  which  (with or
                         without  the  passage of time or  the
                         taking of other action) would entitle
                         any third party  to  exercise a right
                         or   power   of  entry  or  to   take
                         possession, or  which would adversely
                         restrict  the  continued  possession,
                         enjoyment  or  use   of  any  of  the
                         Properties   for  the  purpose   (the
                         "Current   Use")   referred   to   in
                         Schedule 6.

                   (k)   There are available  to  each  of the
                         Properties   all   services   as  are
                         necessary  for  the  existing use  of
                         each such Property.

                   (l)   All  works  reasonably necessary  for
                         the  repair or  preservation  of  the
                         Properties   can   be   carried   out
                         conveniently    without   access   to
                         adjoining or adjacent land.

                   (m)   All  works reasonably  necessary  for
                         the repair  or  preservation  of  the
                         adjoining  or  adjacent  land  can be
                         carried   out   conveniently  without
                         access to any of the Properties.

                   (n)   No applications have  been  made  for
                         access  orders  under  the  Access to
                         Neighbouring  Land  Act 1992 (or,  in
                         Scotland,    the   Civic   Government
                         (Scotland) Act  1982)  to give access
                         to any of the Properties or to permit
                         the  carrying  out of works  for  the
                         preservation   of    any    of    the
                         Properties.

             (3)   In   respect  of  each  of  the  Properties
                   located outside the United Kingdom:

                   (a)   The  owner  of the Property listed in
                         Schedule  6 is  the  sole  legal  and
                         beneficial  owner  of the interest in
                         such Property specified  therein  and
                         has exclusive occupation thereof.

                   (b)   There   are   appurtenant   to   each
                         Property all rights necessary for its
                         continued use for the Current Use and
                         enjoyment (without restriction as  to
                         time and otherwise).

                   (c)   There  are available to each Property
                         all  services   necessary   for   its
                         continued use for the Current Use.

                   (d)   The member of the Sale Group named in
                         Schedule  6  as  its owner has in its
                         possession all of the title deeds and
                         documents  necessary   to  prove  its
                         title.

      (H)    Matters affecting the Properties located  in  the
             United Kingdom - No Property located in the United Kingdom (the "UK Properties") or any part thereof is affected by any of the following matters or is to the knowledge of the Vendor likely to become so affected:-

             (1) any outstanding litigation, dispute, notice or complaint or any exception, reservation, right, covenant, restriction or condition which is of an unusual nature or any adjacent land used or occupied in connection with the UK Properties or which affects or might in the future affect the use of any of the UK Properties for the purpose for which it is now used; or

             (2) any notice, order, demand, requirement or proposal of which the owner has notice or of which the Vendor is aware made or issued by or on behalf of any government or statutory authority, department or body for acquisition, clearance, demolition or closing, the carrying out of any work upon any building, the modification of any planning permission, the discontinuance of any use or the imposition of any building or improvement line, the alteration of any road or footpath or which otherwise affects any of the UK Properties or their current use; or

             (3)   any   commutation  or  agreement  for   the
                   commutation  of  rent or payment of rent in
                   advance  of  the  due   dates   of  payment
                   thereof; or

             (4) any outstanding claim or liability (contingent or otherwise) whether under the Planning Acts (as that expression is defined in the Town and Country Planning Act 1990) (or in Scotland, the Town and Country (Planning) (Scotland) Acts 1972 to 1977 and subsequent statutory modifications thereof) or otherwise; or

             (5)   any  outgoings  (including,   in  Scotland,
                   feudoty) except uniform business rates, water rates, service payments and service charges; or

             (6) any benefit from transitional relief from the uniform business rate; or

             (7) any appeal in relation to revaluation for rating purposes.

      (I) Condition of the Properties located within the United Kingdom -

             (1) So far as the Vendor is aware, none of the Properties will require substantial expenditure in the foreseeable future which is material in the context of the purposes for which it is presently used and, so far as the Vendor is aware, no deleterious material (including without limit high alumina cement, woodwool, calcium chloride, sea dredged aggregates or asbestos material) has been used in the construction, alteration or repair thereof or of any of them and there are no development works, redevelopment works or fitting out works outstanding in respect of any of the Properties nor have any been carried out in the last five years.

             (2) neither the Vendor nor any member of the Sale Group named in Schedule 6 as its owner has received any adverse surveyors', engineers' or other professionals' reports in respect of any of the UK Properties;

             (3) so far as the Vendor is aware, the UK Properties have not been constructed, altered or repaired using any method of construction not in accordance with currently accepted good building practice;

             (4)   so  far  as  the  Vendor  is  aware, the UK
                   Properties   have  not  been  affected   by
                   flooding,   subsidence    or    structural,
                   building  or drainage defects and  are  not
                   affected  by   past   or   present   mining
                   activity;

             (5) neither the Vendor nor any member of the Sale Group named in Schedule 6 as its owner has any evidence or received any allegation (whether from the regulatory authorities, members of staff, members of the public or otherwise) that any activity or process is carried on at any of the UK Properties in such a way as to place at risk the environment or the health and safety of members of staff or members of the public;

             (6) the UK Properties have been inspected by the fire officer, the Health and Safety Executive and other regulatory authorities in accordance with statutory requirements and their requirements and recommendations have been complied with;

             (7)   so  far  as  the  Vendor is aware,  the  UK
                   Properties  have  not   been  used  and  no
                   activity  or  process  carried   on   there
                   involves or has involved the production, treatment, keeping or disposal of waste, underground storage tanks, the production, use or storage of corrosive, explosive or radio-active materials or other substances regarded as threatening to health or to the environment, the release or discharge of polluting materials to the air, water or soil or the creation of noise or vibration.

      (J)    Restrictions  -

             No notice has been given or received alleging breach of any restrictions conditions and covenants (including any imposed by or pursuant to any lease, sub-lease, tenancy or agreement for any of the same and whether a member of the Sale Group is the landlord or tenant thereunder and any arising in relation to any superior title) affecting any of the Properties.

      (K)    User  -

             In respect of each of the Properties located within the United Kingdom:-

             (1) So far as the Vendor is aware, the current use of the Properties and all fixtures, machinery and equipment therein and the conduct of any business therein complies in all material respects with all relevant statutes and regulations including without prejudice to the generality of the
                   foregoing   the  Factories  Act  1961,  the
                   Offices  Shops  and  Railway  Premises  Act
                   1963, the  Fire  Precautions  Act 1971, the
                   Health  and Safety at Work etc.,  Act  1974
                   and  with   all   rules,   regulations  and
                   delegated  legislation thereunder  and  all
                   necessary licences  and  consents  required
                   thereunder  have been obtained.  So far  as
                   the  Vendor  is   aware,   there   are   no
                   outstanding requirements or recommendations of any competent authority or the insurers of the Properties.

             (2)   So far  as the Vendor is aware, the Current
                   Use is the permitted use under Town and Country Planning legislation.

             (3) No application for any consent or permission has been submitted by a member of the Sale Group which awaits determination and no planning decision or deemed refusal is subject to appeal.

             (4) So far as the Vendor is aware, there are no conditions which remain to be fulfilled under any consent or permission which has been implemented or in the case of continuing conditions are not being complied with.

             (5) So far as the Vendor is aware, no planning permission affecting any of the Properties is the subject to a challenge as to its validity and no planning permission has been issued within the three months immediately before this Agreement.

             (6) No enforcement notice, stop notice or breach of condition notice has been served on a member of the Sale Group affecting any of the Properties and, so far as the Vendor is aware, no such enforcement action has been threatened.

             (7)   So  far   as   the   Vendor  is  aware,  no
                   revocation, modification or discontinuance order affecting any of the Properties has been made or threatened.

             (8) So far as the Vendor is aware, there are no restrictive covenants or agreements, conditions or other matters which preclude or limit the use of any of the Properties for the purposes for which the Properties are now used and no notices have been received by any member of the Sale Group alleging that any such restrictions or conditions have not been observed and performed and no agreements have been entered into with any public authority or statutory authority in respect of any of the Properties whether pursuant to the Planning Acts or otherwise.

             (9) So far as the Vendor is aware, all necessary planning permissions listed building consents, bye-law consents, building regulation consents and other permissions and approvals (whether or not required by Statute) for the construction, extension and alteration of the Properties have been obtained and complied with.

      (L)    Leasehold Properties  -

             In relation to each of the Properties located within the United Kingdom and referred to in
             Schedule 6 which is leased:

             (1) Any necessary action to protect the interests of the Sale Group has been taken in relation to rent review provisions in relation to any lease, sub-lease, tenancy or agreement for any of the same and whether any member of the Sale Group is the landlord or the tenant thereunder and all appropriate time limits have been complied with and no rent reviews are outstanding at the date hereof or exercisable prior to Completion.

             (2)   In  relation   to   any  lease,  sub-lease,
                   tenancy or agreement for any of the same under which any member of the Sale Group is the landlord:-

                   (a)   no   forfeiture   (or,  in  Scotland,
                         irritancy)  proceedings   have   been
                         taken  by  the relevant member of the
                         Sale Group or are contemplated;

                   (b)   no notice has  been  served  by  such
                         member which is still outstanding;

                   (c)   no  works have been carried out which
                         could  give  rise  to a claim against
                         such member for compensation or which
                         would have to be disregarded  on  any
                         rent review;

                   (d)   brief   details   of   such   leases,
                         sub-leases,  tenancies  or agreements
                         for  any of the same are set  out  in
                         Schedule  6 and such details are true
                         and correct in all material respects.

             (3) None of the Properties is used for any purpose other than the use specified for each Property in Schedule 6.

             (4) The Property is held under the terms of the lease (the "Lease") briefly referred to in
                   Schedule  6  and  no collateral assurances,
                   undertakings   or   concessions   (or,   in
                   Scotland, Back Letters) binding on the relevant members of the Sale Group have been made by any party to the Lease.

             (5) There are no rent reviews outstanding or exercisable by the lessor as at a date prior to the Completion Date.

             (6)   The  security  of tenure provisions of Part
                   II of the Landlord  and Tenant Act 1954 are
                   not   excluded   nor   is  the   right   to
                   compensation for disturbance.

             (7) The rent and all other sums payable under the Lease have been paid to date, no notice has been received by the relevant member of the Sale Group alleging that any covenants and conditions contained in the Lease or in any licence, consent or other document entered into supplemental to the Lease, whether on the part of the landlord or the tenant have not been observed and performed to date, and, so far as the Vendor is aware, no breaches have been waived or acquiesced in and the Lease is valid and in full force;

             (8) Where the landlord is entitled to elect that supplies made under the Lease should be standard rated for VAT purposes and to increase the rent accordingly it has not done so.

             (9) The receipts for rent and any service charge due on the date for payment next before the Completion Date have been issued without qualification.

             (10) No alterations or improvements carried out by any member of the Sale Group or any predecessor in title are required by the Lease to be reinstated or removed on or before the end of the term.

      (M)    Properties Subject to Tenancies  -

             In relation to each of the Properties located within the United Kingdom and referred to in
             Schedule 6:

             (1) all material details of the leases, tenancies, licences and agreements to which the Property is subject ("Letting Documents") are correctly summarised in
                   Schedule 6;

             (2) so far as the Vendor is aware, all material covenants (and, in Scotland, obligations) and conditions contained in the Letting Document or in any licence, consent or other document entered into supplemental to the Letting Documents have been observed and performed to date;

             (3) all rent, additional rent and other sums due under the Letting Documents has been and is paid promptly as and when it becomes due and no rent has been commuted, waived or paid in advance of the due date for payment;

             (4) no premium or rent has been taken or accepted or agreed beyond what is legally permitted;

             (5) no collateral assurances, undertakings or concessions (and, in Scotland, Back Letters) binding on any member of the Sale Group have been made by any party to the Letting Documents;

             (6) where, the member of the Sale Group named in Schedule 6 as its owner is entitled to elect that supplies made under the Letting Documents should be standard rated for VAT purposes and to increase the rent accordingly it has not done so;

             (7) no buildings erected on the Property or alterations or improvements carried out by the tenants entitle the tenants to any compensation;

             (8) so far as the Vendor is aware, no predecessor in title of the present tenant (nor, in Scotland, where such parties may have been taken jointly and severally liable as parties to any lease have been discharged) nor any surety has been released;

             (9) there are no rent reviews in the course of being determined or exercisable from a date prior to the Completion Date and no rent reviews are or should be currently under negotiation or the subject to a reference to an expert or arbitrator or the Courts;

             (10) the Property is subject to no tenancies which are being continued after the contractual expiry date by Part II Landlord and Tenant Act 1954 (nor, in Scotland, is it subject to any leases which have been renewed by tacit relocation);

             (11) no notice has been served in respect of any such lease or licence under Part II Landlord and Tenant Act 1954 and no notice of intention to make improvements has been served under section 3(1) Landlord and Tenant Act 1927.

      (N) Outstanding Property Liabilities - Except in relation to the Properties no member of the Sale Group has any liabilities (actual or contingent) arising out of the conveyance, transfer, lease, tenancy, licence, agreement or other document relating to land or premises or an interest in land or premises, including, without limitation, leasehold premises assigned or otherwise disposed of.

2.9   The Sale Group's Contracts

      (A) Documents - All agreements to which any member of the Sale Group is a party and other documents owned by or which ought to be in the possession of any such member are in the possession of such member and are properly stamped and are free from any encumbrance.

      (B) Material contracts - With respect to all contracts other than (i) contracts involving receipts or expenditure of, in the case of contracts entered into by the engineering and fabrication businesses, less than 250,000 pounds sterling in any one year and, in respect of the other businesses of any member of the Sale Group less than 50,000 pounds sterling in any one year, in each case by or to a member of the Sale Group (save that such limitation shall not apply to the Warranties set out in paragraph (2), (11), (12),
             (13), (14) and (15) below) (ii) Vessel charters, and (iii) any contracts relating to the Properties and the Sale Group Insurances, no member of the Sale Group is a party to or subject to any subsisting agreement, transaction,
             obligation,       commitment,      understanding,
             arrangement or liability which:

             (1) is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken; or

             (2) is known by the Vendor or by such member to be likely to result in a loss to such member on completion of performance; or

             (3) in the reasonable opinion of the Vendor, cannot readily be fulfilled or performed by such member on time and without undue or unusual expenditure of money and effort; or

             (4) involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of such member's business; or

             (5)   is a lease or  a contract for hire or rent,
                   hire purchase or  purchase by way of credit
                   sale,   conditional  sale   or   periodical
                   payment; or

             (6)   is  with  any   trade   union  or  body  or
                   organisation representing its employees; or

             (7) is a contract for services (other than contracts for the supply of electricity or normal office services) or is in the nature of an agency, distributorship or management agreement; or

             (8) requires such member to pay any commission, finder's fee, royalty or the like; or

             (9) restricts to a material degree such member's freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; or

             (10)  involves liabilities which may fluctuate in
                   accordance  with  an  index   or   rate  of
                   currency exchange; or

             (11)  is a contract for the sale of shares or the
                   assets   of   a   business  which  contains
                   warranties or indemnities; or

             (12) can be terminated as a result of any change in the underlying ownership or control of such member, or would by its terms result in the rights and obligations of the parties thereto being materially affected thereby; or

             (13)  is  in  any  way  otherwise  than   in  the
                   ordinary  course of such member's business;
                   or

             (14) is an agreement or arrangement or an obligation under which it is or may become liable to make any investment (as defined in section 1(1) of the Financial Services Act 1986) with, or to deposit any money with, or to provide any loan or financial accommodation or credit (other than normal trade credit) to any person, or to subscribe, convert, acquire, dispose of or underwrite any investment

      (C) Defaults - No member of the Sale Group is in breach of, nor does there exist any invalidity or grounds for termination, avoidance, rescission or repudiation of, any agreement to which such member is a party which, in any such case, would be material in the context of the financial or trading position of such member nor (so far as the Vendor is aware) are there any circumstances likely to give rise to any such thing.

      (D)    Sureties - No  person (other than a member of the
             Sale  Group)  has   given  any  guarantee  of  or
             security for any overdraft or other loan facility granted to any member of the Sale Group.

      (E) Powers of Attorney - No powers of attorney given by any member of the Sale Group (other than to the holder of an encumbrance solely to facilitate its enforcement) are now in force. No person, as agent or otherwise, is entitled or authorised (whether expressly or by implication) to bind or commit any member of the Sale Group to any obligation not in the ordinary course of such member's business, and the Vendor is not aware of any person purporting to do so.

      (F)    Insider Contracts -

             (1) There is not outstanding, nor has there at any time during the last three years been, any agreement or arrangement to which any member of the Sale Group is a party and in which (i) the Vendor or, (ii) any member of the Vendor's Group or so far as the Vendor is aware any director thereof, is or has been interested, whether directly or indirectly.

             (2) No member of the Sale Group is a party to, nor have its profits or financial position during such period been affected by, any agreement or arrangement which is not entirely of an arm's length nature.

             (3) All costs incurred by any member of the Sale Group have been charged to such member and have not been borne by any other member of the Vendor's Group.

      (G) Debts - There are no debts owing by or to any member of the Sale Group other than debts which have arisen in the ordinary course of business.

      (H) Options and Guarantees - No member of the Sale Group is a party to any option or pre-emption right, or a party to nor has it given any guarantee, suretyship, comfort letter or any other obligation (whatever called) to pay, provide funds or take action in the event of default of any person other than another member of the Sale Group in the payment of any
             indebtedness   or   in  the  performance  of  any
             obligation.

      (I) Tenders, etc - Other than in respect of Vessel contracts or other contracts with a value of less than 50,000 pounds sterling, in each case in the ordinary course of business, no offer, tender or the like is outstanding which is capable of being converted into an obligation of any member of the Sale Group by an acceptance or other act of any person (other than such member).

2.10  The Sale Group and its Bankers

             (A)Borrowings - Except as reflected in the Audited Accounts for the period ended on the Balance Sheet Date, no member of the Sale Group has, nor are any of its assets subject to, any indebtedness for borrowed money due to a person other than a member of the Vendors' Group. The total amount borrowed by each member of the Sale Group does not exceed the limits of its facilities, and the total amount borrowed by each member of the Sale Group from whatsoever source does not exceed any limitation on its borrowings contained in its articles of association, or in any debenture, loan stock deed or other instrument.

      (B) Continuance of facilities - Full and accurate particulars of all overdrafts, loans or other financial facilities outstanding or available to each member of the Sale Group (including full and accurate copies of all documents relating thereto) are given in the Disclosure Letter and neither the Vendor nor any such member has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

      (C) Off-balance sheet financing - No member of the Sale Group has engaged in any borrowing or financing which is not reflected in the Audited
             Accounts.

      (D) Events of Default - No event which is or, with the passing of any time or the giving of any notice, certificate, declaration or demand, would become an event of default under or any breach of any of the terms of any loan capital, borrowing, debenture or financial facility of any member of the Sale Group or would entitle any third party to call for repayment prior to normal maturity has occurred or been alleged.

2.11  The Sale Group and its Employees

             (A)Directors - With respect to each company specified in Schedule 4, no person (other than those named in Schedule 4 as a director of such company) is a director (including a shadow director) of such company.

      (B)    Particulars of Employees

             (1) Each member of the Sale Group's arrangements with (and, where applicable, the full details of the terms and conditions of employment with) each employee of the Sale Group in receipt of annual basic remuneration in excess of 30,000 pounds sterling (excluding vessel crew) ("Relevant  Employee") (including (i)
                   all remuneration payable and other benefits
                   provided or which each  member  of the Sale
                   Group is bound to provide (whether  now  or
                   in   the  future)  to  each  such  Relevant
                   Employee  or  to  any person connected with
                   any such person, (ii)  all  profit sharing,
                   incentive,  bonus arrangements,  commission
                   arrangements and any other benefit to which
                   any such Relevant  Employee is entitled  to
                   which each member of  the  Sale  Group is a
                   party   whether  legally  binding  on  such
                   member or  not,  (iii) the beginning of the
                   continuous period  of  employment  of  each
                   such  Relevant  Employee,  (iv) the date of
                   birth  of each such Relevant  Employee  and
                   (v)  details   of  the  notice  period  and
                   holiday  to which  each  such  employee  is
                   entitled)   are  given  in  the  Disclosure
                   Letter,  in  each   case   whether  legally
                   binding on the relevant member  of the Sale
                   Group or not.

             (2)   Full  details  of  the extent to which  any
                   member of the Sale Group Company recognises
                   any  trade  union  are   set   out  in  the
                   Disclosure Letter.

             (3) Full details of any person who is not an employee of a member of the Sale Group but whose services are provided to any such member other than under crewing agency agreements are set out in the Disclosure Letter.

             (4) Since the Balance Sheet Date, no change has been made in (i) the rate of remuneration, or the emoluments or pension benefits, of any Relevant Employee (or of a person who was formerly a Relevant Employee) and (ii) the terms of engagement of any such Relevant Employee, and no additional Relevant Employee has been appointed.

             (5) No person who is a Relevant Employee at the date of this Agreement has given or received notice terminating his employment, except as may be expressly contemplated by this Agreement.

             (6) No member of the Sale Group has given notice of any redundancies to any Relevant Employee or government department or started consultations with any trade union pursuant to any statute or regulation.

             (7) No remuneration or other benefit which has fallen due for payment has not been paid.

             (8)   There   are   no  employee  representatives
                   representing all  or  any  of  the Relevant
                   Employees.

             (9) The Vendor has complied with all of its statutory obligations to inform and consult appropriate representatives as required by law.

             (10) There is no plan, scheme or commitment relating to redundancy affecting any of the Relevant Employees more generous than the statutory redundancy requirements.

             (11) All plans for the provision of benefits to the Relevant Employees comply in all material respects with all relevant statutes, regulations or other laws and all necessary consents in relation to such plans have been obtained and all governmental filings in relation to such plans have been made.

             (12) There are no loans of a principal amount in excess of 10,000 pounds sterling owed by any of the Relevant Employees to any member of the Sale Group.

             (13)  Except for  the  Pension Schemes defined in
                   Schedule 10, no member of the Sale Group is
                   under any present  or  future  liability to
                   pay  to  any of the Relevant Employees  any
                   pension,  superannuation  allowance,  death
                   benefit,  retirement   gratuity   or   like
                   benefit   or  to  contribute  to  any  life
                   assurance scheme, medical insurance scheme, or permanent health scheme and no member of the Sale Group has made any such payments or contributions on a voluntary basis nor is it proposing to do so.

             (14) There are no training schemes, arrangements or proposals whether past or present in respect of which a levy may henceforth become payable by any member of the Sale Group under the Industrial Training Act 1982 (as amended by the Employment Act
                   1989)  and  pending  Completion   no   such
                   schemes, arrangements or proposals will be established or undertaken.

             (15) None of the Relevant Employees will become entitled by virtue of their contract of service to any enhancement in or improvement to their remuneration, benefits or terms and conditions of service only by reason of Completion of the sale and purchase under or pursuant to this Agreement.

             (16) No member of the Sale Group has in the last twelve months, entered into any informal or formal agreement to amend or change the terms and conditions of employment of any Relevant Employees (whether such amendment or change is to take effect prior to or after Completion).

      (C)    Service Contracts

      There is not outstanding any contract of service between any member of the Sale Group and any Relevant Employee which is not terminable by such member without compensation (other than any compensation payable by statute) on three months' notice or less given at any time.

      (D)    Disputes with Employees

             There is no:-

             (1) outstanding or threatened claim against any member of the Sale Group by any person who is now or has been an officer or employee of any member of the Sale Group; or

             (2) actual or threatened dispute between any member of the Sale Group and a material number or class of its employees; or

             (3) industrial action involving any employee, whether official or unofficial, currently occurring or, so far as the Vendor is aware, threatened; or

             (4) industrial relations matter which has been referred to ACAS or any similar governmental agency in the applicable jurisdiction for advice, conciliation or arbitration; or

             (5) single claim for unpaid overtime by any employee of the Sale Group in excess of 3,000 pounds sterling or aggregate claims in respect thereof in excess of 50,000 pounds sterling;

             and no payments are due by any member of the Sale
             Group  under  the  provisions  of  the Employment
             Rights Act 1996.

2.12  The Sale Group and the Environment

      (A)    Environmental Permits

             (1) The members of the Sale Group have all material authorisations, permissions, consents, licences and agreements necessary in relation to environmental matters for the conduct of their respective businesses ("Environmental Permits").

             (2) So far as the Vendor is aware each member of the Sale Group has complied in all material respects with all conditions attaching to the Environmental Permits.

             (3) No member of the Sale Group has received any communication revoking or suspending any of the Environmental Permits.

      (B)    Compliance with Environmental Protection Laws

             (1) So far as the Vendor is aware, no member of the Sale Group has committed any breach of statutory or other legal requirements for the protection of the environment ("Environmental Law").

             (2) No member of the Sale Group has received any communication from any competent authority in respect of such member's business, alleging failure to comply with Environmental Law.

      (C)    Environmental Liability

             To the actual knowledge of John Allen, John Coghlan and Rodney Lenthall (three directors of the Vendor), there exists no actual or potential environmental liability under Environmental Law on the part of any member of the Sale Group arising from any activities or operations of such member from wastes or other substances used, kept or produced by such member or from the condition of any properties now or formerly owned or occupied by such member or facilities now or formerly used by such member.

      (D)    Wastes and Other Substances

             So far as the Vendor is aware, each member of the Sale Group has at all times taken all necessary steps required by Environmental Law to ensure proper keeping, treatment, consignment, carriage and disposal of wastes produced in the course of such member's business. For the purpose of this warranty "wastes" include substances which are wastes to the Sale Group notwithstanding that they may be of value or utility to some other person.

2.13  Miscellaneous

      (A) The information contained in the confidential information pack delivered by the Vendor to the Purchaser pursuant to a confidentiality letter dated 10 January 1997 as supplemented by materials delivered on 21 January 1997 was when given and is still true and accurate and not misleading.

      (B) The information given in Schedules 3, 4 and 12 is true and accurate in all respects and is not misleading because of any omission or ambiguity or for any other reason.

      (C) The registers of members (or any similar evidence of title to shares of a member of the Sale Group which is not incorporated in England) of each member of the Sale Group have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those registers and no notice or allegation that any of them is incorrect or should be rectified has been received.


SCHEDULE  6 : PARTICULARS OF PROPERTIES

                                                             Registered/
Property                       Owner          Tenure       Unregistered     Use           Current Annual Rent    Lettings by Owner
1.  Monks Ferry,               OIL Limited    Leasehold    Unregistered     Offices       38,140 pounds          None
    Birkenhead                                                                                       sterling

2.  11th Floor, Salvesen       OIL Limited    Leasehold    Registered       Offices       43,000 pounds          Sub-lease dated
    Tower Blaikies Quay,                                   (Scotland)                            sterling        05.02.90 to WEL
    Aberdeen                                                                                                     Technical
                                                                                                                 Services Limited

3.  Land at Hareness Road      OIL Limited    Freehold     Registered       Industrial    N/A                    None
    Altens Industrial Estate                               (Scotland)
    Nigg, Aberdeen

4.  Ogbogoro Waterside         OIL (Nigeria)  Leasehold    Not applicable   Supply base   Nira 150,000           None
    Off Choba Road,
    PO Box 1124
    Port Harcourt, Nigeria

5.  Offices at Loyang         OSA Marine      Leasehold    Not applicable   Offices       $10,982 per month      None
    Offshore                  Services Asia
    Supply Base, Singapore    Limited

6.  Lot 3.16, 3rd Floor,      Ocean Support   Leasehold    Not applicable   Offices       RM2060 per month       None
    Plaza Berjaya, Jalan      Services Sdn
    Imbl, Kuala Lumpa         Bhd

7.  Rue Americo, Peixoto      OSA do Brasil   Leasehold    Not applicable   Offices       10,764.30 pounds       None
    120,28.700 Imbetiba,      Representacaoes                                                       sterling
    Macae, R J Brazil


               SCHEDULE  8 : TAXATION

                            Taxation

1. Interpretation

In this schedule, where the context admits:

1.1 "Balance Sheet Date" and "Net Asset Statement" have the same meanings as in Schedule 5 and
     Schedule 9 respectively;

1.2  "event" includes (without limitation):

     (A) any omission, transaction or distribution whether or not a member of the Sale Group is a party thereto;

     (B) the death of any person;

     (C) the  failure  to avoid an apportionment  or
         deemed distribution  of  income (whether or
         not it is or was possible, by taking action
         after    Completion,    to    avoid    such
         apportionment or deemed distribution);

     (D) a member of the Sale Group ceasing to be a member of any group or associated with any person on or before Completion;

     (E) Completion; and

     (F) any   event  which  is  treated  as  having
         occurred    for   the   purposes   of   any
         legislation

     and references to the result of events on or before the date of Completion shall include the combined result of two or more events the first of which shall have taken place on or before the date of Completion;

1.3 "group relief" has the meaning given to that expression by s.402 Taxes Act 1988;

1.4  "relief" means any relief,  allowance or credit
     in  respect  of  taxation (including,  for  the
     avoidance of doubt  and without limitation, any
     credit   or   deduction   available    in   any
     jurisdiction and under any arrangements or otherwise in respect of double taxation) or any deduction in computing income, profits or gains for the purpose of taxation;

1.5  "taxation claim" means

     (A) a claim for taxation against  any member of
         the Sale Group or the Purchaser (but in the
         latter case only where a claim  relates  to
         or  is  in  respect of a member of the Sale
         Group and, without  prejudice  to paragraph
         1.5(A)(2) below, such claim would  be  made
         against  such member but in accordance with
         any legislation  of any taxing jurisdiction
         is made against the Purchaser) whether made
         before or after the  date  hereof,  whether
         satisfied or unsatisfied at the date hereof
         and whether or not the taxation in question
         is  also chargeable against or attributable
         to  any  other  person,  and  includes  any
         assessment,   notice,   demand   or   other
         communication from or action taken by any person, authority or body responsible for the assessment, collection or recovery of taxation in any country which claims:-

         (1)  payment of taxation;

         (2)  to   deprive  such   member   or   the
              Purchaser   of   any   relief  whether
              arising  before  or  after   the  date
              hereof; or

         (3)  to nullify or cancel any right  to the
              repayment  of taxation whether arising
              before or after the date hereof;

         and which arises  from  or  by reference to
         any   income,  profits  or  gains   earned,
         accrued or received on or before the date of Completion or any event on or before the date of Completion; or

     (B) a claim for taxation against the Purchaser arising by reference to a payment under paragraph 2.1; or

     (C) a liability to pay stamp duty (including, interest, fines or penalties in respect thereof) on any document in existence at the date hereof to which any member of the Sale Group is a party.

1.6 "relevant taxation claim" means any taxation claim save to the extent that:-

     (A) provision or reserve in respect thereof has been made in the Net Asset Statement or to the extent that payment or discharge of such claim has been taken into account in the Net Asset Statement;

     (B) it is a claim arising from the denial of a relief or credit or right to repayment of taxation, the benefit of which has not been taken into account in computing (and so reducing or eliminating) any provision for taxation in the Net Asset Statement;

     (C) it is a claim  against  the Purchaser which
         does not relate to the Sale  Shares  or the
         Sale   Group   or   a  payment  made  under
         paragraph 2.1 or which is for stamp duty or stamp duty reserve tax arising out of this Agreement or Completion; or

     (D) it is a taxation claim which would not have
         arisen   but   for  a  voluntary   act   or
         transaction (including  without  limitation
         the  withdrawal  or waiver of claims  where
         such withdrawal or  waiver  is  made  after
         Completion   where  full  details  of  such
         claims have been  provided by the Vendor to
         the Purchaser in the  Disclosure Letter, or
         where  knowledge by the  Purchaser  or  the
         member of  the Sale Group making the waiver
         or  withdrawal   of   such   details  could
         reasonably  be  imputed  from  the  act  of
         withdrawal    or   waiver),   which   could
         reasonably have  been  avoided, carried out
         by the Purchaser (or persons deriving title
         from it) or any member of  the  Sale  Group
         after  Completion  otherwise  than  in  the
         ordinary  course  of business and which the
         Purchaser  ought reasonably  to  have  been
         aware (or, in  the case of a claim relating
         to non UK taxation,  where the Purchaser or
         the  member of the Sale  Group  making  the
         waiver or withdrawal was aware) that such a
         voluntary act or transaction, or failure to
         act or  omission to act, could give rise to
         a taxation claim but so that this exclusion
         shall  not  extend  to  any  voluntary  act
         carried   out   with,  or  any  failure  or
         omission to act which has the approval concurrence or assistance of the Vendor;

     (E) it is a claim arising  from  an increase in
         the rates of taxation or from  a  change in
         law,  where such increase or change  occurs
         after  the   date  of  Completion  and  has
         retrospective effect;

     (F) it is a claim arising from the receipt of a payment made under paragraph 2.1, and the payment of taxation, deprivation of relief, or nullification or cancellation of a right to repayment arises from the reduction in base cost available to the Purchaser in respect of the Sale Shares;

     (G) such tax claim arises or is increased by virtue of the failure or omission by any member of the Sale Group to make any claim, election, surrender or disclaimer or give any notice or consent to any other thing after Completion, the making, the giving, or doing of which was taken into account in computing the provision for tax in the Net
         Asset Statement (where full details of such claim, election, or disclaimer have been provided by the Vendor to the Purchaser in the Disclosure Letter); or

     (H) it is a claim  made, or in respect of which
         notice  under  paragraph  2.7(A)  is  first
         given  after the  end  of  the  seven  year
         period   beginning   with   the   date   of
         Completion.

1.7  "tax"   or   "taxation"    includes    (without
     limitation)     corporation     tax,    advance
     corporation  tax, income tax (including  PAYE),
     capital gains tax, the charge under s.419 Taxes
     Act 1988, the  charge  under s.601(2) Taxes Act
     1988, value added tax, the  charge to tax under
     Schedule 9(A) Value Added Tax  Act 1994, excise
     duties,   customs  and  other  import   duties,
     capital transfer  tax,  inheritance  tax, stamp
     duty,  stamp  duty  reserve tax, capital  duty,
     national   insurance   contributions,   foreign
     taxation  of  any  type  and   description  and
     wherever    payable,    amounts   payable    in
     consideration for the surrender of group relief
     or advance corporation tax  or refunds pursuant
     to  Section  102  Finance  Act  1989,  and  any
     payment whatsoever which any member of the Sale
     Group  may  be or become bound to make  to  any
     person as a result  of  the  operation  of  any
     enactment   relating   to   taxation   and  all
     penalties, charges and interest relating to any claim for taxation or resulting from a failure to comply with the provisions of any enactment relating to taxation;

1.8  "Taxes  Act  1988"   means   the   Income   and
     Corporation Taxes Act 1988;

1.9  "TCGA  1992"  means  the Taxation of Chargeable
     Gains Act 1992;

1.10 "UK tax or taxation" means any tax or taxation levied, imposed or charged by any authority or body representing or acting on behalf of or appointed by the government of the United
     Kingdom;

1.11 references  to  income   or  profits  or  gains
     earned,  accrued  or  received   shall  include
     income or profits or gains treated as earned, accrued or received for the purposes of any legislation; and

1.12 any  taxation  claim  shall  be  treated  as  a
     relevant taxation claim for all the purposes of
     this   schedule   notwithstanding   any   other
     provision hereof to the extent it would not have arisen but for:-

     (A) the transfer of assets by O.I.L. Limited to Shetland Holdings Limited pursuant to the agreement dated 20 March 1997 made between them prior to execution of this Agreement.

2.Taxation Payments

2.1  Payments

     (A) Subject to and in accordance with the terms
         of  this Schedule  the  Vendor  shall  make
         payments  to  the  Purchaser  equal  to the
         amount of each relevant taxation claim  and
         all   costs   properly   incurred   by  the
         Purchaser or any member of the Sale Group in connection therewith and in enforcing the Purchaser's rights thereunder.

     (B) For this purpose the amount of any relevant
         taxation  claim  shall  depend upon whether
         the claim is of the type  described in item
         (1),  (2) or (3) of paragraph  1.5(A).   In
         the case of a claim of the type described in item (1), the amount is the payment claimed, in the case of a claim of the type described in item (2), the amount is the amount of taxation (on the basis of rates current at the date of the loss of the relief) which would have been relieved, allowed or credited by the relief of which it is claimed to deprive any member of the Sale Group or the Purchaser, and in the case of a claim of the type described in item (3), the amount is the repayment which it is claimed to nullify or cancel.

     (C) Where any relevant  taxation claim has been
         reduced  or  eliminated   by  (or  where  a
         relevant taxation claim would  have  arisen
         but  for)  some  relief  available  to  any
         member  of  the Sale Group then such relief
         shall be disregarded  for  the  purposes of
         determining whether, in what amount, and on
         what date any payment should be made by the
         Vendor   hereunder,  and  accordingly   the
         relevant taxation claim shall be treated as not being reduced or eliminated (or, as the case may be, shall be treated as having arisen).

     (D) The Vendor may satisfy the whole or any part of any relevant taxation claim by making payments directly to the taxing authority which has made the claim provided that the Vendor shall notify the Purchaser in writing within seven days of making such a payment, setting out full details of the amount or amounts paid and on giving such notice shall be released to the extent of the payment made from its obligation under sub-paragraph (A) of this paragraph 2.1.

2.2  Date for Payment

     The Vendor shall be bound to make payments in respect of relevant taxation claims on the following dates:-

     (A) in  so  far  as  a  relevant taxation claim
         represents taxation to be borne by the Sale
         Group but which has not yet become due, the
         Vendor shall make the payment in respect of
         that   claim   (or  so  much   thereof   as
         represents that taxation) on the date on which that taxation becomes due;

     (B) in  so  far  as  a relevant taxation  claim
         consists    of    the   nullification    or
         cancellation of a right to repayment of taxation the Vendor shall make the payment in respect of that claim (or so much thereof as represents that nullification or cancellation) on the date on which that repayment would otherwise have become due;
         and

     (C) in any other case the Vendor shall make the payment 14 days after the date on which a notice setting out details of the relevant taxation claim is delivered to the Vendor;

     (D) and for this purpose references  to  a date
         on  which  taxation  becomes due include  a
         reference to the date  on  which  it  would
         have   become  due  were  it  not  for  the
         availability  of  some relief.  Any payment
         which becomes due on  a  day which is not a
         business  day  shall be paid  on  the  next
         following business  day,  and  any  payment
         which  is made after noon on any day before
         shall,  for  the  purposes  of  calculating
         interest,  be  deemed  to have been paid on
         the  next  following  business   day.    No
         payment  shall  be  treated  as  made until
         cleared   funds   in  respect  thereof  are
         available to the Purchaser.

2.3  Reduction in Consideration

     Insofar as the payments  made  by the Vendor to
     the Purchaser pursuant to sub-paragraph 2.1 are
     less  than  the  consideration  for   the  Sale
     Shares,  they  shall constitute a repayment  of
     and a reduction  in  such  consideration.   The
     liability  of the Vendor to make payments under
     sub-paragraph 2.1 shall not in any event exceed
     (i) the consideration  payable pursuant to this
     Agreement for the Sale Shares  as  set  out  in
     clause  3.1  (subject  to adjustment as therein
     referred   to)   plus   the   amount   of   the
     Indebtedness less (ii) a sum equal to the aggregate of all amounts for which the Vendor has made payment in respect of the Warranties, under clause 14 in respect of any Loss as defined therein and under the indemnities in any of the schedules to this Agreement.

2.4  Disclosure not relevant

     The Vendor's obligation  to  make payment under
     sub-paragraph 2.1 shall not be  affected by the
     disclosure,   in   the  Disclosure  Letter   or
     otherwise,  of  the  relevant   taxation  claim
     giving    rise   to   the   payment,   or   the
     circumstances giving rise to that relevant taxation claim.

2.5  Credits and Reductions

     If  any relevant taxation claim is disputed  by
     any member of the Sale Group or by either party
     or represents  taxation  for which credit is or
     may become due to any member  of the Sale Group
     or the Purchaser at a later date  or in respect
     of  which  it is subsequently found that  there
     arises  a  corresponding  credit  or  right  to
     repayment  of   taxation,  the  amount  of  the
     relevant taxation  claim  shall nevertheless be
     payable in full by the Vendor  on  the due date
     ascertained  in  accordance  with sub-paragraph
     2.2 but if subsequently any reduction  is  made
     in  the claim or it is found that the liability
     in respect  thereof  falls  short of the amount
     claimed or such credit or repayment is received
     by  any  member  of  the  Sale  Group   or  the
     Purchaser the Purchaser shall promptly repay to
     the  Vendor  an amount equal to such reduction,
     shortfall, credit or repayment up to the amount
     previously paid  by  the  Vendor  in respect of
     that   relevant   taxation  claim  and  without
     interest, save to the  extent  that interest is
     included   (or   allowed)   in   such   credit,
     repayment, reduction or shortfall. For this purpose, no credit shall be taken to have been received by the Sale Group unless it shall have relieved the Sale Group of a present obligation to pay taxation.

2.6  Over-provisions

     If, at the request and cost of  the Vendor, the
     Sale  Group's auditors shall certify  that  any
     provision  for  taxation (not being a provision
     for deferred taxation)  contained  in  the  Net
     Asset Statement is an over-provision, the value
     of such over-provision shall be set against the
     liability  of  the  Vendor  under sub-paragraph
     2.1, except in so far as such over-provision is
     attributable to the effect of a change in rates
     of  taxation  after  the  date hereof,  but  no
     deduction shall be made from  any payment which
     the Vendor shall be obliged to  make  hereunder
     unless such certificate is in existence  on the
     due  date  for that payment.  In the event that
     such a certificate  is  given  after the Vendor
     has  made  a  payment hereunder, the  Purchaser
     shall refund to  the  Vendor (without interest)
     any payment made by the  Vendor  to  the extent
     that  such  over-provision could have been  set
     against such  payment  if  the  certificate had
     been in existence on the due date  of  payment.
     The Purchaser shall procure that the Sale Group
     shall   co-operate   in   obtaining   any  such
     certificate if the Vendor shall so request.

2.7  Notice and Mitigation

     (A) If the Purchaser shall become aware  of any
         relevant  taxation claim or an event likely
         to give rise  to  such  a  claim  it  shall
         forthwith  give  written  notice thereof to
         the    Vendor    setting   out   reasonable
         particulars  thereof,   insofar   as   then
         available,  including  the  amount  and the
         date on which the Vendor is bound to make a
         payment   in   respect   of  that  relevant
         taxation claim, ascertained  in  accordance
         with  sub-paragraph 2.2, but no failure  by
         the   Purchaser   to   comply   with   this
         sub-clause   shall   affect   the  Vendor's
         obligations under sub-paragraph  2.1 unless
         the   failure  to  comply  with  this  sub-
         paragraph  2.7(A)  shall have prevented the
         Vendor (or the Purchaser  or  any member of
         the  Sale  Group acting in accordance  with
         the  wishes  of   the   Vendor  under  sub-
         paragraph 2.7(C)) from taking such actions which might reasonably have been expected to reduce or eliminate the taxation claim, in which case no claim may be made under sub-paragraph 2.1 to the extent that such claim would have been so eliminated or reduced.

     (B) Except in a case where fraud is alleged the
         Purchaser shall take such action  and  give
         such    information   and   assistance   in
         connection  with  the  affairs  of the Sale
         Group  as  the  Vendor  may reasonably  and
         promptly  by  notice  request   to   avoid,
         resist, appeal or compromise a relevant taxation claim provided that:-

         (1)  neither   the   Sale   Group  nor  the
              Purchaser shall be obliged  to  appeal
              against any assessment, notice, demand
              or   decision  if,  having  given  the
              Vendor  written  notice of the receipt
              thereof, the Purchaser  has not within
              14     days     thereafter    received
              instructions  in  writing   from   the
              Vendor to do so; and

         (2)  neither   the   Sale   Group  nor  the
              Purchaser  shall  in any circumstances
              be obliged to pursue any appeal beyond
              the  General Commissioners  of  Inland
              Revenue,  the Special Commissioners of
              Inland Revenue,  or  Value  Added  Tax
              Tribunal  or  any  equivalent forum in
              the  United  Kingdom  or   any   other
              jurisdiction unless, in the opinion of
              leading  tax  counsel  of at least ten
              years' call (approved by the Purchaser
              in advance, such approval  not  to  be
              unreasonably  withheld)  an  appeal to
              any higher court will, on the  balance
              of probabilities, be successful.

     (C) The  action  which  the  Vendor may request
         under   sub-paragraph  (B)  shall   include
         (without  limitation) the Sale Group or the
         Purchaser applying  to  postpone (so far as
         legally  possible)  the  payment   of   any
         taxation and allowing the Vendor to take on or take over at its own expense the conduct of all proceedings of whatsoever nature arising in connection with the relevant taxation claim in question. If the Vendor takes on or takes over the conduct of proceedings, the Purchaser shall, and shall procure that the Sale Group shall, provide such information and assistance as the Vendor may reasonably require in connection with the preparation for and conduct of such proceedings.

     (D) Where  the  Sale Group or the Purchaser  is
         entitled to recover,  or  to receive credit
         for, from some other person  (including any
         taxing  or  other  authority)  any  sum  in
         respect  of  any  relevant  taxation  claim
         (including, without restriction,  the  set-
         off of the amount represented by a relevant
         taxation  claim under any provisions of any
         jurisdiction  which  deal  with  double tax
         relief, or the set-off or increased set-off
         of   ACT,   or   any  deduction  against  a
         liability  to taxation  in  respect  of  an
         amount  paid   under  a  relevant  taxation
         claim) the Purchaser shall take such action as the Vendor may reasonably and promptly by notice request to enforce such recovery by the Sale Group and shall account to the Vendor for any amount so recovered by the Sale Group not exceeding the amount paid by the Vendor hereunder in respect of that relevant taxation claim together with any interest or repayment supplement included in such recovery less any taxation payable thereon.

     (E) Notwithstanding anything in this Agreement,
         neither  the Purchaser nor the  Sale  Group
         shall  be obliged  to  take  any  steps  to
         reduce the  amount of any relevant taxation
         claim or to recover  any  amount  from  any
         other  person unless the Vendor shall first
         indemnify and secure the Sale Group and the
         Purchaser to their satisfaction against all
         losses,   costs,   interest,   damages  and
         expenses which may be incurred thereby.

2.8  Interest

     The  Vendor shall make all payments under  this
     schedule in immediately available funds before noon on the due date for payment without deduction or withholding on any account (save as expressly provided in this schedule) and if any amount is not paid when due the Vendor shall pay to the Purchaser interest (accruing daily and compounded monthly) on such amount at the rate of 4 per cent per annum above the base rate of Barclays Bank PLC from time to time from the due date until the date of actual payment (as well after judgment as before).

2.9  Deductions and Withholdings

     (A) Any     amount    payable    pursuant    to
         sub-paragraphs  2.1  or  2.8  shall be paid
         free   and   clear   of   all   deductions,
         withholdings or set-offs whatsoever, save only as may be required by law.

     (B) If  any  deductions   or  withholdings  are
         required by law to be made  from  any sums,
         the  Vendor  shall  be  obliged to pay  the
         Purchaser  such amount as  will  after  the
         deduction or  withholding  has  been  made,
         leave the Purchaser with the same amount as
         it  would have been entitled to receive  in
         the absence  of  such requirement to make a
         deduction or withholding  provided  that if
         the   Purchaser   subsequently  receives  a
         credit  for such deduction  or  withholding
         then  such   credit  shall  be  applied  in
         accordance   with    the    provision    of
         sub-paragraph 2.5.

2.10 Advance Corporation Tax ("ACT")

     Where  any  member  of  the Sale Group actually
     uses during an accounting  period  ending after
     Completion   advance  corporation  tax  ("ACT")
     which any member of the Sale Group became liable to account for or is treated as having paid in respect of distributions made or deemed to be made by s.240(2) Taxes Act 1988 prior to Completion ("Pre Completion ACT") to reduce its liability to mainstream corporation tax and:

     (A) availability of such Pre Completion ACT was not taken into account as an asset in the Net Assets Statement; and

     (B) no repayment has been made by the Purchaser to the Vendor under paragraphs 2.5 or 2.7(D) above in relation to the off set of such Pre Completion ACT,

     the  Purchaser  shall  pay  to  the  Vendor  an
     amount,   by   way   of   additional   purchase
     consideration for the Sale Shares, equal to the amount of the Pre Completion ACT so set off.

3. Group Arrangements and Negotiations

3.1  Group relief, ACT and tax refunds

     (A) In respect of the accounting periods  ended
         on  or  before  31 December 1996 the Vendor
         and    its   subsidiaries    ("surrendering
         companies") may surrender group relief, ACT or tax refunds to such members of the Sale
         Group as can utilise the same ("claimant companies").

     (B) The amount of group relief, ACT or tax refunds surrendered shall be determined by the surrendering companies but shall not, in the case of group relief and ACT, exceed the maximum amount which can be utilised at the date of the surrender by the claimant companies by way of relief from liability to corporation tax after utilising all other reliefs (including other group relief available to them) known to be available at the date of surrender.

     (C) For  the  avoidance  of doubt,  no  payment
         shall be due from any  claimant  company to
         any    surrendering    company    in    any
         circumstances   in  respect  of  surrenders
         made.

     (D) The parties shall co-operate to secure the agreement with the Inland Revenue of the tax returns relating to the accounting period referred to above and shall take all necessary action to procure the surrenders as aforesaid.

3.2  Value Added Tax Group Registration

     (A) On the date of Completion, the Vendor shall
         procure that an application is made to H.M.
         Customs & Excise  pursuant to s.43(5) Value
         Added Tax Act 1994  for  the exclusion from
         O.I.L.  Limited's  group  registration   of
         Transit  Boston  Limited and Transit Medway
         Limited and for such exclusion to take effect at the earliest date permitted by the said section.

     (B) Until  such  application  has taken effect,
         the parties shall furnish or  procure to be
         so  furnished  such information as  may  be
         required   to   enable    the    continuing
         representative  member  of  the  group   in
         question to make the returns required in respect of the group and the Purchaser shall arrange for such returns to be made accordingly.

     (C) Such  payments  shall be  made  as  may  be
         appropriate to ensure  that  the  resulting
         position  between  all  the  companies  and
         bodies  concerned is the same as  it  would
         have been  if  such  applications  had been
         granted   with  effect  from  the  date  of
         Completion.

3.3  Conduct of Negotiations

     (A) The Vendor  (which  may  act through a duly
         authorised agent for the purposes  of  this
         sub-paragraph)   shall   prepare  the  Sale
         Group's statutory accounts  and tax returns
         for accounting periods ended on or prior to
         Completion.   The  Purchaser shall  procure
         that  such returns are  authorised,  signed
         and submitted  by  the  Sale  Group  to the
         appropriate authority without amendment  or
         with  such  amendments  as the Vendor shall
         agree   (such   agreement   not    to    be
         unreasonably  withheld) and that the Vendor
         is  given all such  assistance  as  may  be
         required to agree the said returns with the
         appropriate  authorities.  The Vendor shall
         prepare all documentation and deal with all
         matters (including correspondence) relating
         to the said returns and the Purchaser shall
         procure  that such  access  to  the  books,
         accounts and  records  of the Sale Group is
         afforded as may be required  to  enable the
         Vendor  to  prepare  the  said returns  and
         conduct   matters   relating   thereto   in
         accordance with the Vendor's rights under this sub-paragraph.

     (B) Without the prior written approval of the Purchaser the Vendor shall take no action the effect of which is likely to increase the amount of taxation payable by the Sale
         Group in respect of accounting periods after the Balance Sheet Date or likely to prejudice the tax affairs of the Sale
         Group.

4. Taxation Warranties

The Vendor hereby warrants to and for the benefit of the Purchaser in the following terms.

4.1  General Taxation Matters

     (A) Residence

     Each member of the Sale Group is and always has been resident for taxation purposes only in the jurisdiction in which it is incorporated.

     (B) [Deleted]

     (C) Returns

     Each member of the Sale Group has properly and punctually made all returns and provided all information required for taxation purposes and none of such returns is disputed by the Inland
     Revenue or any other authority concerned (in the United Kingdom) and the Vendor is not aware that any dispute is likely, or that any event has occurred which would or might give rise to a payment under paragraph 2.1.

     (D) Payment of Tax

     Each member of the Sale Group has duly and punctually paid all taxation which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for taxation and has not paid any tax which it was and is not properly due to pay.

     (E) Audits

     No member of the Sale Group has in the last six years received any audit visit or inspection from any taxation authority.

     (F) Consideration for Transactions

         (1)  No event has occurred which could give
              rise to a liability  for an accounting
              period  ending  after  Completion   to
              taxation  on  any  member  of the Sale
              Group   calculated  by  reference   to
              deemed (as  opposed to actual) income,
              profits or gains.

         (2)  There  has  been   no  supply  of  any
              service of any description  (including
              but  not  limited  to any loan of  any
              property) by any member  of  the  Sale
              Group where such service continues  to
              be  provided by any member of the Sale
              Group   at   the  date  hereof  for  a
              consideration  which was less than the
              consideration which could be deemed to
              have   been  received   for   taxation
              purposes.

         (3)  No  member   of  the  Sale  Group  has
              entered   into  any   transaction   or
              arrangement  under  which  it  may  be
              required  to  pay  or will receive for
              any asset or services  an amount which
              exceeds the market value thereof.

         (4)  No  event  has  occurred  which  could
              result in any member of the Sale Group
              being   liable   to  pay  or  bear   a
              liability   to   taxation   which   is
              primarily   or   directly   chargeable
              against or attributable  to  any other
              person or entity (other than any other
              member of the Sale Group).

         (5)  No   member  of  the  Sale  Group  has
              disposed  of  any  asset  to any other
              company which was at the time  of that
              disposal a member of the same group of
              companies as the disposing company for
              the  purposes  of  any  taxation where
              that asset continues to be held by any
              member of the Sale Group  at  the date
              hereof.

     (G) Transferred tax refunds

         The  Disclosure Letter contains particulars
         of  all   arrangements   relating   to  the
         transfer of tax refunds to which each member of the Sale Group is or has been a party and no member of the Sale Group has made nor is liable to make any payment under any such arrangement or agreement save in consideration for the transfer of tax refunds allowable to such member by way of discharge from liability to corporation tax and equivalent to the taxation for which such member would have been liable had it not have been for the transfers.

     (H) Special Arrangements and Concessions

         (1)  Full    details    of   any    special
              arrangements      and      concessions
              (including,  without  limitation,  any
              arrangements and concessions  relating
              to  the  taxation  of foreign exchange
              gains  and  losses  and/or   financial
              instruments and/or loan relationships)
              which  relate to or affect any  member
              of the Sale  Group and which have been
              made with any  taxation  authority  or
              relied  upon by any member of the Sale
              Group in  either  case within the last
              six  years,  are  set   out   in   the
              Disclosure Letter.

         (2)  No  member of the Sale Group has taken
              any action  which  has  had,  or might
              have,  the  result  of prejudicing  or
              disturbing     any     such    special
              arrangement or concession.

4.2  Distributions and Payments

     (A) Distributions

         (1)  No distribution within the  meaning of
              Section  210  Taxes Act 1988 has  been
              made within the  last six years by any
              member of the Sale  Group  nor  is any
              member of the Sale Group bound to make
              any    such    distribution   or   any
              distribution under  Section 209 or 212
              Taxes Act 1988.

         (2)  No securities (within  the  meaning of
              s.254(1) Taxes Act 1988) issued by any
              member of the Sale Group and remaining
              in  issue  at  the  date  hereof  were
              issued  in such circumstances that the
              interest  payable  thereon fails to be
              treated   as   a  distribution   under
              s.209(2)(e)(iii) Taxes Act 1988.

         (3)  No  member  of  the   Sale  Group  has
              received  any capital distribution  to
              which  the provisions  of  s.189  TCGA
              1992 could apply.

         (4)  No member of the Sale Group has issued
              any share capital, nor granted options
              or rights to any person which entitles
              that person  to  require  the issue of
              any   share   capital  to  which   the
              provision  of  s.249  Taxes  Act  1988
              could apply.

     (B) Group Income

         The Disclosure Letter contains particulars of all elections effective at the date hereof made by each member of the Sale
         Group under s.247 Taxes Act 1988.

     (C) Surrender of Advance Corporation Tax

         The  Disclosure Letter contains particulars
         of all arrangements and agreements to which
         each member  of  the  Sale Group is a party
         relating  to  the  surrender   of   advance
         corporation  tax  made  or  received by any
         such member under s.240 Taxes  Act 1988 and
         no member of the Sale Group has paid nor is
         liable to pay any amount in excess  of  the
         advance  corporation  tax surrendered to it
         nor   for  the  benefit  of   any   advance
         corporation tax which is or may become incapable of set off against such member's liability to corporation tax.

     (D) Payments Under Deduction

         Where any member of the Sale Group has made any payment to any person which ought to have been made under deduction of tax each such member has (if required by law to do so) provided certificates of deduction to such person.

4.3  Losses

     (A) Group Relief

         The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief to which any member of the Sale Group is a party and:-

         (1)  no member of the  Sale  Group has made
              nor  is  liable  to  make any  payment
              under   any   such   arrangement    or
              agreement  save  in  consideration for
              the   surrender   of   group    relief
              allowable  to  such  member  by way of
              relief   from   corporation   tax  and
              equivalent  to the taxation for  which
              such member would have been liable had
              it not been for the surrender; and

         (2)  no member of  the Sale Group is a dual
              resident investing  company within the
              meaning of s.404 Taxes Act 1988.

4.4  Close Companies

     No member of the Sale Group is nor has been within the last six years a close company.

4.5  Anti-Avoidance

     (A) s.765 Taxes Act 1988

         No member of the Sale Group has without the prior consent of the Treasury been a party to any transaction for which consent under
         s.765 Taxes Act 1988 was required. Where such consent would have been required but for the provisions of s.765A(1) Taxes Act
         1988, each such member has complied in full with the requirements of The Movements of Capital (Required Information) Regulations
         1990.

     (B) Controlled Foreign Companies

         (1)  The  Disclosure  Letter contains  full
              details  of each member  of  the  Sale
              Group's interest  in the share capital
              of  any company not  resident  in  the
              United  Kingdom  for taxation purposes
              (or which is treated  for the purposes
              of any double taxation  convention  as
              not   being   so  resident)  which  is
              controlled by persons  resident in the
              United  Kingdom for taxation  purposes
              and in which  such  member  has 10% or
              more   of   the   voting   rights   (a
              "controlled  foreign company") and the
              disclosure   letter    contains   full
              details of the interest of each member
              of the Sale Group in any other company
              which may result in the application of
              similar  or  equivalent provisions  in
              any jurisdiction  outside  the  United
              Kingdom.

         (2)  No   enquiries   have   been  made  or
              intimated  by  the  Inland Revenue  in
              respect  of  any  controlled   foreign
              company.

         (3)  No  direction  has  been  made  by the
              Board  of  Inland  Revenue under s.747
              Taxes  Act  1988  in  respect  of  any
              controlled foreign company.

         (4)  In relation to each controlled foreign
              company, either Section  748(1)  Taxes
              Act  1988 applies, or the jurisdiction
              in  which   the   controlled   foreign
              company is resident is included in the
              list  of  Excluded Countries published
              by the Inland  Revenue (and current at
              the date hereof), or the condition set
              out  at  section 747(1)(c)  Taxes  Act
              1988 is not satisfied.

     (C) Anti-avoidance

         No member of the Sale Group has ever been requested to furnish information pursuant to notices served under ss 745 or 778 Taxes
         Act 1988.

4.6  Capital Assets

     (A) Base Values - United Kingdom Taxation

         (1)  The Disclosure  Letter  contains  full
              and accurate particulars of:-

              (a) the extent to which the book value
                  of  an asset or a particular class
                  of assets  as  shown  in  the  Net
                  Asset  Statement  is  in excess of
                  either (aa) the amount  falling to
                  be  deducted under s.38 TCGA  1992
                  from  the consideration receivable
                  on a disposal  of  that  asset, or
                  (bb) the balance of the qualifying
                  expenditure as defined in s.25 CAA
                  1990 attributable to that asset or
                  pool  of  assets, as the case  may
                  be,  brought   forward   into  the
                  accounting    period    in   which
                  Completion will occur and  save to
                  the   extent  disclosed,  no  such
                  excess  exists  (where   provision
                  for  taxation  in respect of  such
                  excess has not been  made  in  the
                  Net Asset Statement).

     (B) Roll-over relief

         In  respect of assets held by any member of
         the Sale  Group  at  the  date  hereof  the
         Disclosure   Letter   contains   full   and
         accurate particulars of all claims made by any member of the Sale Group under s.33A
         Capital Allowances Act  1990  or  ss.152 to
         156,  s.158, ss.242 to 244, s.247 or  s.248
         TCGA 1992 and no such claim or other claim has been made by any other person (in particular pursuant to s.165 or s.175 TCGA
         1992) which affects or could affect the amount or value of the consideration for the acquisition of any asset by such member taken into account in calculating liability to corporation tax on chargeable gains on a subsequent disposal (to the extent such liability has not been reflected in the computation of deferred taxation in the Net
         Asset Statement.)

     (C) Chargeable Debts

         No gain chargeable to corporation tax will accrue to any member of the Sale Group on the disposal of any debt owing to such member not being a debt on a security or on the disposal of any corporate bond not being a qualifying corporate bond.

     (D) Chargeable Policies

         No  member  of  the Sale Group has acquired
         benefits  under  any  policy  of  assurance
         otherwise  than  as   original   beneficial
         owner.

     (E) Company Migration

         There  are no circumstances extant  at  the
         date hereof pursuant to which any member of
         the Sale  Group  may  become  liable to tax
         pursuant  to  s.185  (Deemed  disposal   of
         assets on company ceasing to be resident in
         U.K.),  s.187  (Postponement  of  charge on
         deemed   disposal)   TCGA   1992  or  s.132
         (Liability of other persons for unpaid tax)
         Finance   Act  1988  or  s.191  TCGA   1992
         (Non-payment   of   tax   by   non-resident
         companies).

4.7  Elections and Clearances

     (A) Elections

         The   Disclosure   Letter   contains   full
         particulars  of  all elections made by each
         member  of  the  Sale   Group   under   the
         following provisions:-

         (1)  ss.524,  527  and  534  Taxes Act 1988
              (lump  sum  receipts  for patents  and
              copyright);

         (2)  s.37  Capital  Allowances   Act   1990
              (short life assets); and

         (3)  s.11   Capital   Allowances  Act  1990
              (leasehold interests).

     (B) Clearances

         There are annexed to the  Disclosure Letter
         copies  of all correspondence  relating  to
         applications   for   clearance   under  any
         enactment relating to taxation, where  such
         applications  relate  to assets held by, or
         liabilities  of,  any member  of  the  Sale
         Group   at   Completion,    or   to   other
         circumstances extant at Completion relating to the activities of the Sale Group or to any applications made since the Balance
         Sheet Date.

4.8  Miscellaneous

     (A) Leaseholds

         No member of the Sale Group is liable to taxation under the provisions of ss.34, 35 and 36 Taxes Act 1988.

     (B) Foreign Exchange Gains and Losses

         (1)  The exchange  gains and losses of each
              member of the Sale Group have not been
              calculated in accordance with schedule
              15 Finance Act  1993  and  regulations
              made thereunder.

         (2)  The  Disclosure  Letter contains  full
              details   of  all  claims   to   defer
              unrealised  gains  made by each member
              of  the Sale Group pursuant  to  s.139
              Finance Act 1993.

         (3)  The Disclosure Letter contains details
              of all  debts  to which the provisions
              of the Finance Act  1993  do not apply
              at  present by virtue of Regulation  3
              of  the   Exchange  Gains  and  Losses
              (Transitional  Provisions) Regulations
              1994.

         (4)  No  member  of  the   Sale  Group  has
              received any direction  as referred to
              in s.136(1)(d) or s.136A(7)(b) Finance
              Act  1993  in  respect  of  qualifying
              assets  or liabilities extant  at  the
              date hereof.

     (C) Financial Instruments

         (1)  The Disclosure  Letter  contains  full
              details  of  all  qualifying contracts
              with  non-resident  persons   for  the
              purposes  of  s.168  Finance  Act 1994
              extant at the date hereof.

     (D) Loan Relationships

         (1)  Each  member of the Sale Group applies
              an  authorised   accruals   method  of
              accounting (as that term is defined in
              s.85  Finance Act 1996) in respect  of
              all loan relationships (as the term is
              defined  in  s.81 Finance Act 1996) to
              which it is a party.

         (2)  The Disclosure  Letter  contains  full
              and  accurate  particulars of any loan
              relationship to  which  any  member of
              the Sale Group is a party, whether  as
              debtor  or  creditor,  where any other
              party  to  that  loan relationship  is
              connected with any  member of the Sale
              Group for the purposes  of  Chapter II
              of Part IV Finance Act 1996.

         (3)  The  Disclosure  Letter contains  full
              and accurate particulars of any debtor
              relationship (as that  term is defined
              in  s.103  Finance  Act 1996)  of  any
              member of the Sale Group  which relate
              to a relevant discounted security  (as
              that term is defined in paragraph 3 of
              Schedule 13 Finance Act 1996) to which
              paragraph   17   or  paragraph  18  of
              Schedule 9 Finance Act 1996 applies.

         (4)  The  Disclosure Letter  contains  full
              and accurate  particulars  of  (i) any
              loan  relationship to which any member
              of the  Sale Group is a party, whether
              as  debtor   or   creditor,  to  which
              paragraph 8 of Schedule 15 Finance Act
              1996 has applied or  will apply on the
              occurrence  of  a relevant  event  (as
              defined in paragraph  8(2)) in respect
              thereof; (ii) in each case, the amount
              of  any  deemed  chargeable   gain  or
              deemed allowable loss which has arisen
              or  will arise in consequence of  that
              relevant event; and (iii) any election
              made   pursuant   to  paragraph  9  of
              Schedule 15 Finance Act 1996.

4.9  Taxation of Employees and Agents

     (A) P.A.Y.E.

         Each member of the Sale  Group has properly
         operated   the  Pay  As  You  Earn   system
         deducting tax  as  required by law from all
         payments to or treated as made to employees
         and  ex-employees  of   such   member   and
         punctually  accounted to the Inland Revenue
         for all tax so  deducted  and  all  returns
         required  pursuant to s.203 Taxes Act  1988
         and regulations  made  thereunder have been
         punctually  made  and  are   accurate   and
         complete in all respects.

     (B) Dispensations and P.A.Y.E Audits

         The Disclosure Letter contains full details
         of   all  dispensations  obtained  by  each
         member of the Sale Group which are still current.

     (C) Slave Companies

         Any payment made to  or  for  the direct or
         indirect benefit of any person  who  is  or
         might   be  regarded  by  any  UK  taxation
         authority as an employee of any member of the Sale Group is made to such person direct and is not made to any company or other entity associated with that person.

     (D) National Insurance

         Each member of the Sale Group has paid all national insurance contributions for which it is liable and has kept proper books and records relating to the same.

4.10 Value Added Tax

     (A) Each  member of the Sale Group to which the
         statutory    provisions   and   regulations
         relating  to  value   added  tax  apply  (a
         "relevant member of the Sale Group") has complied with all statutory provisions and regulations relating to value added tax and has duly paid or provided for all amounts of value added tax for which such member is liable.

     (B) All supplies made by each relevant member of the Sale Group are taxable supplies and each such member is not and will not be denied credit for any input tax by reason of the operation of s.26 Value Added Tax
         Act 1994 and regulations made thereunder.

     (C) All input tax for which each relevant member of the Sale Group has claimed credit has been paid by such member in respect of supplies made to it relating to goods or services used or to be used for the purpose of such member's business.

     (D) No member of the  Sale  Group  is  nor  has
         been, for value added tax purposes a member
         of  any group of companies (other than that
         comprising the relevant members of the Sale
         Group  alone) and no act or transaction has
         been effected  in  consequence whereof such
         member is or may be  held  liable  for  any
         value  added  tax  chargeable  against some
         other  company  except  where  that   other
         company is a member of the Sale Group.

     (E) No supplies have been contracted to be made to any member of the Sale Group to which the provisions of s.8 Value Added Tax Act
         1994 might apply.

     (F) No member of the Sale Group has been nor is liable to be registered for value added tax otherwise than pursuant to the provisions of paragraph 1 schedule 1 Value Added Tax
         Act 1994.

     (G) No member of the Sale Group has been required to give security under paragraph 4 schedule 11 Value Added Tax Act 1994.

     (H) The Disclosure  Letter contains details and
         copies of all elections,  together with the
         relevant notification, made  by each member
         of the Sale Group pursuant to  paragraph  2
         schedule  10  Value  Added  Tax Act 1994 in
         relation to assets held by any member of the Sale Group at the date hereof.

     (I) No member of the Sale Group is nor has since 1st August 1989 been in relation to any land, building or civil engineering work a developer within the meaning of paragraph 5(5) schedule 10 Value Added Tax
         Act 1994.

     (J) The Disclosure Letter contains full details
         of  any  assets of each member of the  Sale
         Group which  are held by such member at the
         date hereof to which the provisions of Part
         XV Value Added  Tax  Regulations  1995 (the
         Capital   Goods   Scheme)   apply   and  in
         particular:-

         (1)  the identity (including in the case of
              leasehold   property,   the   term  of
              years),  date of acquisition and  cost
              of the asset; and

         (2)  the proportion  of input tax for which
              credit   has   been  claimed   (either
              provisionally or finally in a tax year
              and stating which).


        SCHEDULE  9 : NET ASSETS ADJUSTMENT


1.    Interpretation

(A)   In  this  Schedule  9,  unless   the   context
      otherwise requires, the following expressions shall bear the following respective meanings:-

      "Net Assets Statement" means the combined balance sheet of the Sale Group as at the Relevant Date prepared in accordance with the provisions of paragraph 9 below;

      "Relevant Date" means the Completion Date;

      "Estimated Completion Date Payment" shall mean an estimate (together with the corresponding calculation) prepared in good faith by the Vendor and notified to the Purchaser of the likely amount of the Net Assets;

      "Net Assets" means the amount (if any) by which the assets exceed (or fall short of) the liabilities of the Sale Group as shown in the Net Assets Statement and shall be expressed as a positive or negative figure accordingly;

(B) Capitalised words and expressions used but not defined in this Schedule 9 shall bear the meanings (if any) defined elsewhere in this Agreement.

2.    Estimated Completion Date Payment

The Vendor shall deliver to the Purchaser  a copy of
the Estimated Completion Date Payment not later than
three  Business  Days  prior  to Completion and  the
Purchaser shall (if it is a positive  figure) pay to
the  Vendor  on  Completion  a sum (not exceeding  3
million pounds sterling) equal to the amount of the Estimated Completion Date Payment as provided for in clause 3.1.

3.    Net Assets Statement

Within 45 days after the Completion Date, the Vendor
shall deliver to the Purchaser a copy of a draft Net
Assets  Statement  prepared in accordance  with  the
provisions  of  paragraph   9  below  including  its
calculation of the amount of the Net Assets.

4.    Review Period

(A) The Purchaser shall have 45 days following receipt of the draft Net Assets Statement pursuant to paragraph 3 to advise the Vendor whether it has any objections to the same, failing which the Purchaser shall be deemed to have accepted the Net Assets Statement and the amount of the Net Assets specified therein.

(B)   The  Purchaser  shall  give   to   the  Vendor
      promptly  upon request access after Completion
      to the books and records and staff of the Sale
      Group  as  is   necessary   to  assist  it  in
      preparing   the   Net  Assets  Statement   and
      calculating the amount of the Net Assets.

5.    Independent Accountant

In the event that the Vendor  and  the Purchaser are
unable  to  reach agreement within 45  days  of  any
notice given pursuant to paragraph 4 (or such longer
period as the  parties  may  agree),  any  matter in
dispute  shall  be  referred  to  the decision of  a
single  independent  chartered  accountant   or   an
independent firm of chartered accountants to be agreed upon between them or, in absence of such agreement, to be selected (at the instance of either party) by the then President of the Institute of Chartered Accountants in England and Wales, and any such chartered accountant or firm of chartered accountants (whose costs shall be paid by the parties as he or they shall direct) shall act as an expert not as an arbitrator and their decision in so acting shall be final and binding upon both parties.
In giving such decision, the accountant or firm shall state what adjustments (if any) are required to be made to the Net Assets Statement and what the amount of the Net Assets is.

6.    Information and Explanations

The  Vendor  shall  provide   such  information  and
explanations  relating  to  the  draft   Net   Asset
Statement, its preparation and/or the calculation of
the  Net  Assets  as  the Purchaser and/or  the said
independent  chartered  accountant   (or   firm   of
chartered accountants) shall reasonably require.

7.    Increase or reduction of Consideration

(A) When the Net Assets Statement and the amount of the Net Assets has become binding, either by acceptance (or deemed acceptance) by the Purchaser or by binding determination of the independent chartered accountant or firm of accountants appointed in paragraph 5, then:

      (1) If the Net Assets is greater than the payment made on Completion pursuant to paragraph 2 above the Purchaser shall make a cash payment to the Vendor in the amount of such excess; or

      (2) If the Net Assets is less than the payment made on Completion pursuant to paragraph 2 above the Vendor shall make a cash payment to the Purchaser in the amount of such shortfall.

(B) The consideration for the Sale Shares as specified in sub-clause 3.1 of the foregoing
      Agreement shall be increased by the amount of the Net Assets (if a positive figure) or reduced by the amount of the Net Assets (if a negative figure).

8.    Payment

Any payment made under sub-paragraph (1) or (2) of paragraph 7(A) above shall be paid within five days after the Net Assets Statement has become binding as aforesaid together with interest on such sum from the day following the Completion Date to the date of actual payment in full (as well before as after judgment) at a rate equal to LIBOR plus 0.5% on a daily basis (LIBOR being based on a 90 day rate and an assumed sterling deposit of 1 million pounds sterling).

9.    Net Assets Statement

(A) The Net Assets Statement shall consist of a combined balance sheet of the Sale Group as at the Relevant Date.

(B) Subject to the specific adjustments to be made pursuant to sub-paragraph (C) below, the Net
      Assets Statement shall:-

      (1) be prepared as if the Relevant Date were the end of an accounting reference period;

      (2) be   prepared   under  the  historic  cost
          convention  and  in  accordance  with  the
          requirements    of   generally    accepted
          accounting   practices    and   principles
          applied in the United Kingdom  as  at  the
          Relevant   Date;   and,   subject  to  the
          foregoing,

      (3) consistently apply and adopt the same bases and policies of accounting as those applied or adopted in the preparation of the Prepared Financial Statements.

(C)   In preparing the Net Assets Statement:-

      (1) no  value  shall   be  attributed  to  any
          tangible  fixed asset,   goodwill  or  any
          other intangible asset;

      (2) inter-company balances between members of the Sale Group will be eliminated;

      (3) assets  of the Sale  Group  shall  include
          cash and securities representing the same,
          bank balances,  trade  and  other  debtors
          (excluding   the   Indebtedness),   stocks
          (inventory),      prepayments      (except
          prepayments    in    respect   of   vessel
          drydocking) and accrued income and the share of net assets of companies treated as associated companies;

      (4) liabilities  shall  include   all  current
          liabilities, minority interests,  long and
          medium   term  loans  of  the  Sale  Group
          excluding the Indebtedness;

      (5) full provision shall be made for any liability arising as a result of the change of control of the Sale Group on Completion;

      (6) full  provision  or accrual  (on  a  time-
          apportioned basis)   shall be made for all
          bonuses    and    pension    contributions
          liabilities of the Sale Group;

      (7) full  provision shall be made for  rebates
          or discounts  that  will fall due and fees
          and commissions that will be payable after
          the  Relevant  Date  in   either  case  in
          respect of sales or other transactions that took place before the Relevant Date;

      (8) full  provision  shall  be  made  for  all
          taxation liabilities of the Sale  Group to
          United   Kingdom   fiscal  authorities  in
          respect of the period  ended  31  December
          1996   (whether   or   not  any  provision
          therefor   was   made   in  the   Prepared
          Financial Statements);

      (9) full provision shall be made  for  all tax
          arising   on   profits,   gains  or  other
          transactions  arising  on  or   after   01
          January 1997 and on or before the Relevant
          Date   (calculated   and   accrued   after
          allowance for capital allowances and based
          on the proportion of time that has elapsed
          to the Relevant Date and after setting off
          available   advance  corporation  tax  (if
          any)) Provided that no provision shall be made for deferred taxation;

      (10)a provision of 250,000 pounds sterling in respect of the actual or threatened claims made by the Brazilian and Chilean seamen referred to in the Disclosure Letter.

10.   Further Provisions

(A)   If, within six months after the Relevant Date,
      any  trade  debts  or accrued income which are
      shown as assets in the  Net  Assets  Statement
      have not been collected in full, the Purchaser
      may,  if  it so elects, procure the assignment
      by the relevant  member  of  the Sale Group of
      such trade debts and/or accrued  income to the
      Vendor  and  the  Vendor  shall  pay  to  such
      transferor  the  value  of  such  debts and/or
      accrued  income  as  shown  in the Net  Assets
      Statement  less  any  subsequent   recoveries.
      Notwithstanding    any   such   transfer   the
      Purchaser shall procure  that  the  Vendor  is
      provided   with   such  information  and  copy
      correspondence as the  Vendor shall reasonably
      require  to assist it in  seeking  to  collect
      such sums  from the relevant third parties. In
      addition,  if  within  six  months  after  the
      Relevant Date,  the  amount  payable  to trade
      creditors of the Sale Group as at the Relevant
      Date   (i)  exceeds  the  amounts  accrued  or
      provided  for them in the Net Assets Statement
      then the Vendor  shall  upon  demand forthwith
      pay  such excess to the Purchaser;  or(ii)  is
      less than  the amounts so accrued or provided,
      then  the  Purchaser   shall,   upon   demand,
      forthwith pay the amount of any such shortfall to the Vendor.

(B)   If, notwithstanding the provisions of Schedule
      9, any member of the Vendor's Group makes  any
      payment  to  any  member  of the Sale Group in
      respect   of   the  Indebtedness,   then   the
      Purchaser shall account to the Vendor for the same accordingly.


              SCHEDULE  10 : PENSIONS

                    Pensions and Employment


1. Interpretation

1.1   Definitions:   In  this  schedule,  where  the
      context admits:

      "Actuary" means a Fellow  of  the Institute of
      Actuaries or of the Faculty of Actuaries or of
      any  successor  body  to  such  Institute   or
      Faculty;

      "Sale Group" means all or any of the companies listed in Schedule 3;

      "Cessation  Date"  means  the first day of the
      first  calendar  month to commence  after  the
      date which is 6 months  after  the  Completion
      Date    (or such    earlier    date   as   the
      Purchaser  may  by  not less than one  month's
      notice in writing to  the  Vendor  specify  or
      such   later   date  as  the  Vendor  and  the
      Purchaser may agree in writing);

      "Interim Period" means the period from and including Completion to but excluding the Cessation Date;

      "Merchant Navy Plans" means Scheme C, Scheme D and Scheme E (or such one or more of them as the context requires);

      "Offshore  Employee"  at  any  time  means  an
      individual whose  services are provided to the
      Sale  Group  under  the   terms   of   a  crew
      management  contract or the like with Guernsey
      Ship Management Limited or any other employing company;

      "Pension Scheme"  means  Scheme A and Scheme B
      (or such one or other of them as the context requires);

      "Pensionable Employee" at any time means a person who at that time is both an employee of the Sale Group and is, or apart from being absent from work would be, in pensionable service under the Pension Scheme;

      "Redundant Employee" means any employee of any
      member  of  the  Sale  Group  who was employed
      prior to Completion and who is included in the
      list  of  employees  in  Schedule  8   to  the
      Disclosure    Letter   whose   employment   is
      terminated by reason of redundancy or notice of such termination is given to him in either case prior to 31 March 1998;

      "Relevant Employee" means any present  or past
      employee   of   the   Sale  Group  or  of  any
      predecessor to all or any part of its business and any present or past Offshore Employee;

      "Scheme  A"   means  the  retirement  benefits
      scheme   known  as the Ocean  Odyssey  Pension
      Scheme which was  established  by a trust deed
      dated  30th  September  1975 (or the  trustees
      from   time  to  time of that  scheme  as  the
      context requires);

      "Scheme   B"  means  the  retirement  benefits
      scheme  known  as  the  Ocean  Nestor  Pension
      Scheme which was established by a trust deed dated 31st December 1941 (or the trustees from time to time of that scheme as the context requires);

      "Scheme  C"   means  the  retirement  benefits
      scheme  known  as the Merchant  Navy  Officers
      Pension Fund (or the trustees from time to time of that scheme as the context requires);

      "Scheme   D"  means  the  retirement  benefits
      scheme known  as  the  Merchant  Navy  Ratings
      Pension Fund (or the trustees from time to time of that scheme as the context requires);

      "Scheme  E"  means  the   retirement  benefits
      scheme  known  as the Merchant  Navy  Officers
      Pension Plan (or the trustees from time to time of that scheme as the context requires).

1.2   Employees:   References  in  this schedule  to
      employees includes directors.

1.3   Purchaser's  Group Reorganisation:  If  during
      the  Interim Period  any  of  the  Pensionable
      Employees  are transferred from the employment
      of the Sale  Group to another company which is
      an  Affiliate  of   the  Purchaser  (the  "New
      Employer"), the Vendor  shall,  at the request
      of   the   Purchaser,   use   all   reasonable
      endeavours to procure that the New Employer is duly admitted to participation in the Pension
      Scheme with effect from the date of such transfer or if more than one such transfer occurs with effect from the date of the first such transfer. Subject to the New Employer being so admitted, the New Employer and the Sale Group shall be treated as one for the purposes of Paragraph 2.

2. The Pension Scheme

2.1 Vendor's Undertakings: The Vendor undertakes to the Purchaser for its own benefit and as trustee and agent for the Sale Group;

      (A) to procure that subject to  the consent of
          the Board of Inland Revenue being obtained
          (which  consent the Vendor shall  use  all
          reasonable   endeavours  to  procure)  the
          members of the  Sale  Group  employing the
          Pensionable  Employees  are  permitted  to
          participate    in   the   Pension   Scheme
          throughout the Interim Period;

      (B) to procure that during the Interim Period no power or discretion under the Pension
          Scheme is exercised in a way calculated to affect the Sale Group and/or all or any of its employees save with the consent of the Purchaser;

      (C) to  indemnify and to keep indemnified  and
          to hold harmless on a continuing basis the
          Sale  Group  against all and any liability
          to make any payment  to  or  in connection
          with  the  Pension Scheme (including,  but
          without limitation,  the  amount  (if any)
          the   Actuary   to   the   Pension  Scheme
          certifies  pursuant to Sub-Paragraph  2.5)
          other than to pay contributions pursuant to Sub-Paragraph 2.2(A) and 2.2(B); and

      (D) to  procure  that  the Pension  Scheme  is
          maintained in full force  and  effect  and
          does  not cease to admit new members until
          after  the   members  of  the  Sale  Group
          employing the Pensionable Employees cease to participate in the Pension Scheme.

2.2   Purchaser's Undertaking:   The Purchaser shall
      procure that the applicable members of the Sale Group shall:

      (A) pay to  Scheme A and Scheme B respectively
          employer  contributions during the Interim
          Period  in  respect   of  the  Pensionable
          Employees at the rate of:

          (i)  6.35% of the basic salaries from time
               to time of the Pensionable  Employees
               in the case of Scheme A; and

          (ii) 10% of the basic salaries from time to time of the Pensionable Employees in the case of Scheme B;

      (B) procure the payment to Scheme A and B respectively of the contributions (if any) payable during the Interim Period by the Pensionable Employees; and

      (C) comply in all other respects with the provisions of the Pension Scheme during the Interim Period.

2.3 Contracting-out in Interim Period: The Vendor and the Purchaser undertake to co-operate with each other with a view to procuring that the employment of the Pensionable Employees is contracted-out by reference to the Pension
      Scheme at all applicable times during the Interim Period.

2.4   Statutory Debt: The Vendor shall  procure that
      as  soon  as reasonably practicable after  the
      Cessation Date  (and in any event within three
      months from that  date)  the  Actuary  to  the
      Pension  Scheme  shall  in accordance with all
      applicable    statutory    requirements    and
      professional  guidance,  either   certify   in
      writing:

      (A) the  amount  which  is  due  from the Sale
          Group to the Pension Scheme pursuant to s.75, Pensions Act 1995; or

      (B) that no such amount is due.

      The obligation on the Vendor contained in this
      Sub-Paragraph  2.4  above  shall  include,  if
      necessary  to  comply   with   the  prevailing
      statutory    requirements   and   professional
      guidance then applicable, procuring that the Pension Scheme carries out a minimum funding valuation for the purposes of s.57(1)(a), Pensions Act 1995.

3. Merchant Navy Plans

3.1   If:

      (A) the winding-up of Scheme C and/or Scheme D is commenced in accordance with their respective trust deeds and rules within 18 months after the date of Completion; and

      (B) as  a consequence the Sale Group  has  any
          direct or indirect liability under S.75 of
          the Pensions  Act  1995  or  S.144  of the
          Pensions  Schemes  Act  1993  or under the
          rules of Scheme C and/or Scheme D or under
          any  contract  or  indemnity,  to  make  a
          payment to Scheme C and/or Scheme D  or to
          any   other   person   (including  without
          limitation   Guernsey   Ship    Management
          Limited)   in  relation  to  any  Relevant
          Employee;

      an amount equal to such liability shall:

          (1)  be  taken   into   account   for  the
               purposes  of  the threshold contained
               in paragraph 2.2  of Schedule 11; and
               :

          (2)  if (x) the threshold  is  at any time
               exceeded (for any reason) and (y) the
               amount   of  such  liability  exceeds
               50,000  pounds   sterling   be   paid
               forthwith   by   the  Vendor  to  the
               Purchaser  together   with   interest
               (after  as  well as before judgement)
               at LIBOR from the date such liability
               arose until date of payment.

4. Pensions Act 1995

4.1   The Purchaser shall procure that:

      (A) at the request of  the  Vendor the members
          of  the  Sale Group participating  in  the
          Pension  Scheme  will  nominate,  and  not
          withdraw such  nomination,  the Vendor (or
          whoever    the   Vendor   may   reasonably
          nominate) as  the  "appropriate person" as
          the person to act for  it for the purposes
          of sub-section 21(9) of  the  Pensions Act
          1995  (as  to  be  inserted  by  paragraph
          1(1)(g)  of schedule 3 of the Occupational
          Pension Schemes (Member-nominated Trustees
          and  Directors)   Regulations   1996)   in
          relation to the Pension Scheme;

      (B) at  the  request of the Vendor the members
          of the Sale  Group  participating  in  the
          Pension   Scheme  will  nominate  and  not
          withdraw such  nomination,  the Vendor (or
          whoever    the   Vendor   may   reasonably
          nominate)  as   representative   for   the
          consultation  required by section 35(5)(b)
          of the Pensions  Act  1995 by the Trustees
          of the Pension Scheme with the employer in
          relation  to  the  written   statement  of
          investment principles;

      (C) at  the request of the Vendor the  members
          of the  Sale  Group  participating  in the
          Pension  Scheme  will  nominate,  and  not
          withdraw  such  nomination, the Vendor (or
          whoever   the   Vendor    may   reasonably
          nominate) as their representative  for the
          purposes of paragraph (a) of section 58(4)
          of the Pensions Act 1995 (as to be amended
          by  paragraph  2  of  schedule  5  to  the
          Occupational   Pension   Schemes  (Minimum
          Funding    Requirement    and    Actuarial
          Valuations) Regulations 1996) in relation to the Pension Scheme;

      (D) subject as is  provided above, the members
          of  the Sale Group  participating  in  the
          Pension  Scheme  will  if  the  Vendor  so
          requests  and  the  Purchaser agrees (such
          agreement not to be unreasonably  withheld
          or  delayed) exercise and will not without
          the  agreement   of   the   Vendor   (such
          agreement  not to be unreasonably withheld
          or  delayed)   exercise   any   right   or
          discretion under the Pensions Act 1995 referable to the Pension Scheme apart from any right or discretion in connection with:

          (1)  Occupational    Pensions   Regulatory
               Authority;

          (2)  The Pensions Compensation Board;

          (3)  The Pensions Ombudsman;

          (4)  matters to which  sections  42  to 46
               (Employee  Trustees)  of the Pensions
               Act 1995 apply;

      (E) the    members    of    the   Sale   Group
          participating in the Pension Scheme will generally co-operate with the Vendor with regard to the introduction of the Pensions
          Act 1995 (including, for the avoidance of doubt, contracting-out).

5.  Warranties and Representations

5.1 The Vendor hereby warrants and represents to and for the benefit of the Purchaser in the following terms:

      (A) No  Other  Arrangements  -  Save  for  the
          Pension Scheme and the Merchant Navy Plans
          no  member  of  the  Sale  Group or of the
          Vendor's   Group   is   a   party  to   or
          participates  in  or  contributes  to  any
          scheme, agreement or arrangement  (whether
          legally   enforceable   or  not)  for  the
          provision  of  any  pension,   retirement,
          death, incapacity, sickness, disability, accident or other like benefits (including the payment after cessation of employment with the Sale Group of medical expenses) for any Relevant Employee or for the widow, widower, child or dependant of any Relevant Employee.

      (B) No Assurances  etc - No member of the Sale
          Group or of the Vendor's Group:

          (1)  has   given   any    undertaking   or
               assurance       (whether      legally
               enforceable  or  not)   as   to   the
               continuance,            introduction,
               improvement   or   increase  of   any
               benefit of a kind described  in  Sub-
               Paragraph 5.1(A) above, or

          (2)  is  paying  or  has  in  the last two
               years paid any such benefit

          to (in either case) any Relevant Employee or any widow, widower, child or dependant of any Relevant Employee.

      (C) All  Details  Disclosed  -  The  following
          details relating to the Pension Scheme and
          the  Merchant Navy Plans are contained  in
          or  annexed   to   the  Disclosure  Letter
          including:

          (1)  true  and  complete   copies  of  the
               following documents referable  to the
               Pension   Scheme  and  Merchant  Navy
               Plans, viz:

               (a)  all  deeds,   rules   and  other
                    governing  documents of  current
                    effect;

               (b)  all announcements,  booklets and
                    the like of current effect which
                    have been issued to any  of  the
                    employees  of the Sale Group and
                    the Offshore Employees;

               (c)  the  latest  completed   audited
                    accounts   and   any  subsequent
                    accounts or draft accounts;

               (d)  an   accurate   list   of    all
                    Pensionable   Employees  and  an
                    accurate   list   of    Offshore
                    Employees who are in pensionable
                    service   by  reference  to  the
                    Merchant Navy Plans;

          (2)  details of all amendments (if any) to
               the Pension Scheme  and  the Merchant
               Navy Plans which have been  announced
               or in relation to the Pension  Scheme
               and   the  Merchant  Navy  Plans  are
               proposed  but which have not yet been
               formally made;

          (3)  details    of    all    discretionary
               increases (if  any)  to  pensions  in
               payment  or  in  deferment  under the
               Pension   Scheme   which   have  been
               granted  in the three years prior  to
               the date of  this  Agreement or which
               are under consideration;

          (4)  details    of    all    discretionary
               practices (if any) which may have led
               any   person   to  expect  additional
               benefits   in   a   given    set   of
               circumstances (by way of example, but
               without limitation, on retirement  at
               the  behest  of  the Sale Group or in
               the event of redundancy); and

          (5)  details  of  the rate  at  which  and
               basis upon which  the  Sale Group and
               Vendor's Group currently  contributes
               to   the   Pension   Scheme  and  the
               Merchant  Navy Plans in  relation  to
               the   Pensionable    Employees    and
               Offshore  Employees respectively, any
               change  to  that  rate  and/or  basis
               which is proposed  or  which is under
               consideration  and  all contributions
               paid  to the Pension Scheme  and  the
               Merchant Navy Plans by the Sale Group
               and the Vendor's Group in relation to
               the   Pensionable    Employees    and
               Offshore  Employees  respectively  in
               the  three years prior to the date of
               this Agreement.

      (D) Membership - Every Relevant Employee who has at any time had the right to join, or apply to join, the Pension Scheme and the Merchant Navy Plans has been properly advised of that right.

      (E) Augmentation - No  power under the Pension
          Scheme or the Merchant Navy Plans has been exercised in relation to any Pensionable
          Employee  or any Offshore Employee:

          (1)  to provide terms of membership of the
               Pension  Scheme  or  of the  Merchant
               Navy Plans (whether in either case as
               to  benefits or contributions)  which
               are different  from  those  generally
               applicable to members of the  Pension
               Scheme or of the Merchant Navy Plans;

          (2)  to  provide  any benefits which would
               not  but  for the  exercise  of  that
               power have  been  payable  under  the
               Pension  Scheme or under the Merchant
               Navy Plans; or

          (3)  to augment  any  benefits  under  the
               Pension  Scheme or under the Merchant
               Navy Plans.

      (F) Contributions  -   Contributions   to  the
          Pension Scheme and the Merchant Navy Plans
          are    not    paid   in   arrear and   all
          contributions and other amounts which have
          fallen due for payment  by  the Sale Group
          or by the Vendor's Group have  been  paid.
          The Sale Group has (to the extent that  it
          will  be  required  to  do) discharged its
          liability  (if  any) to pay  or  reimburse
          (whether wholly or  in part) to anyone who
          has  paid any costs, charges  or  expenses
          which   have   been   incurred  by  or  in
          connection with the Pension Scheme and the Merchant Navy Plans.

      (G) Obligations  -  The members  of  the  Sale
          Group employing the  Pensionable Employees
          and  with  respect  to Offshore  Employees
          employed  by  Guernsey   Ship   Management
          Limited:

          (1)  have  been  admitted to participation
               in  the  Pension   Scheme   and   the
               Merchant Navy Plans on the same terms
               as apply generally to other employers
               participating in the Pension Scheme;

          (2)  have  observed  and  performed  those
               provisions of the Pension Scheme  and
               the  Merchant  Navy Plans which apply
               to them;

          (3)  are  not  indebted   to  the  Pension
               Scheme or the Merchant  Navy Plans by
               virtue of s.75, Pensions Act 1995;

          (4)  may  (without  the  consent   of  any
               person  or further payment) terminate
               their liability  to contribute to the
               Pension Scheme at  any  time  subject
               only  to giving such notice (if  any)
               as is expressly  provided  for in the
               documentation containing the  current
               provisions   governing   the  Pension
               Scheme; and

          (5)  have  at all material times  held  or
               been  named   in   a  contracting-out
               certificates referable to the Pension
               Scheme and the Merchant Navy Plans.

      (H) Compliance - The Pension  Scheme  and  the
          Merchant Navy Plans:

          (1)  are exempt approved schemes; and

          (2)  as  far as the Vendor is aware comply
               with  and  have  at  all  times  been
               administered  in  accordance with all
               applicable   laws,  regulations   and
               requirements (including  those of the
               Board of Inland Revenue and  of trust
               law).

      (I) Disputes - None of the Pension Scheme, the
          Sale  Group  or any member of the Vendor's
          Group  is  engaged   or  involved  in  any
          proceedings  which relate  to  or  are  in
          connection with  the Pension Scheme or the
          benefits thereunder  or  the Merchant Navy
          Plans or the benefits thereunder which may
          affect the Relevant Employees  and no such
          proceedings are pending or threatened  and
          so far as the Vendor is aware there are no
          facts  likely  to  give  rise  to any such
          proceedings.     In   this   Sub-Paragraph
          "proceedings" included  any  litigation or
          arbitration   and   also   includes    any
          investigation   or  determination  by  the
          Pensions  Ombudsman  or  the  Occupational
          Pensions Advisory Service and any internal dispute resolution procedure established in connection with the Pension Scheme.

6. Employment

6.1 On exchange the Vendor shall procure that the Sale Group shall write to its employees in the terms set out in Part A of Schedule 7.

6.2 On Completion the Purchaser shall write to the employees of the Sale Group in the terms set out in Part B of Schedule 7.

6.3   Subject  to  the   terms  of  6.4  below,  the
      Purchaser will procure that each member of the
      Sale Group will honour  as regards calculating
      any redundancy payment to a Redundant Employee
      either  (i)  where the Redundant  Employee  is
      based outside  the  United  Kingdom or Channel
      Islands  (other  than  as  an expatriate)  his
      contractual   entitlement   on   account    of
      redundancy  or  (ii)  the  terms  of the Ocean
      Group    UK    redundancy   policy   and   the
      discretionary redundancy guidelines thereto as
      if it and they were not discretionary.  Sample
      examples of the  application of said policy on
      that  basis  are  contained   in  Supplemental
      Document 1/10, and a copy of the said policy and such guidelines are set out in the Ocean
      Group plc "Personnel Guidelines for Managers -
      UK Redundancy Policy", issued on 16 June 1992 which form part of Document 28/3 referred to in Schedule 1 of the Disclosure Letter.

6.4   Subject to the Vendor being able to fulfil its
      obligation  under  (B)  below,  the  Purchaser
      shall  procure  that,  in  relation   to   any
      Redundant   Employee   who  is  a  Pensionable
      Employee immediately prior  to the date of his
      redundancy  or,  was  a  Pensionable  Employee
      immediately  prior to the Cessation  Date  and
      still has deferred  benefits under the Pension
      Scheme at the date of redundancy, the relevant
      employing company in  the  Sale  Group follows
      the  Vendor's  Group's  current practice  with
      regard  to  the provision of  pension  whether
      immediate or  deferred in lieu of part (or the
      whole) of any   redundancy  payment including,
      without  limitation,  where  the   Pensionable
      Employee is over 50 years of age. To that end any such employing company or the Purchaser may in relation to any such Redundant Employee at that employee's election pay an amount not exceeding the amount which would have been payable to such Redundant Employee pursuant to paragraph 6.3 (the amount so paid being called the "Relevant Amount") to the Vendor in which event:

      (A) the  payment  which  would   otherwise  be
          payable to the Redundant Employee pursuant to 6.3 shall be reduced by an amount equal to the Relevant Amount; and

      (B) the Vendor shall procure that the benefits payable to or in respect of such Redundant
          Employee under the Pension Scheme are augmented on the same basis and to the same proportionate extent as applies under the Vendor's Group practice as at the date of this Agreement for augmenting benefits under the Pension Scheme when a member thereof is made redundant.

      If the Purchaser makes a payment to the Vendor pursuant to this paragraph 6.4 the payment shall take effect by way of adjustment to the consideration for the Sale Shares.

7. O.I.L.  Limited  and  Pension  and Life Assurance
Scheme

The Vendor covenants with the Purchaser  as  trustee
and  agent  for  each  member  of  the Sale Group to
indemnify  and  hold each member of the  Sale  Group
harmless  in  respect   of  all  and  any  liability
howsoever  or  whatsoever  arising   out  of  or  in
connection with the O.I.L. Limited Pension  and Life
Assurance Scheme and the winding-up thereof insofar as any such liability cannot be met out of the funds, reserved by Prudential for this purpose.

         SCHEDULE  11 : VENDOR'S PROTECTION

                      Vendor's Protections


1. Guarantee

The  Purchaser  shall  use  its  best  endeavours to
secure the release of the Vendor and each  member of
the  Vendor's  Group  from  all guarantees and other
contingent liabilities of such  person  with respect
to   any  member  of  the  Sale  Group  specifically
identified  in  Schedule  7 of the Disclosure Letter
for the purpose of this paragraph  (offering its own
covenant in substitution if requested by the Vendor)
and shall in the meantime indemnify  the Vendor (for
itself  and  as  trustee  for  each  member  of  the
Vendor's   Group)   and  keep  the  Vendor's   Group
indemnified against any liability (including costs damages and expenses) thereunder or which may be incurred in relation thereto.

2. Limitation of Liability

The provisions  of  this  paragraph shall operate to
limit  the  liability  of the  Vendor  under  or  in
connection  with the Warranties  and  references  in
this paragraph  2  to  "such  liabilities"  shall be
construed   accordingly.    The   parties  agree  as
follows:-

2.1   no claim may be made in respect  of  any  such
      liabilities  unless the amount thereof exceeds
      50,000 pounds  sterling (a "qualifying claim")
      and  for  this  purpose  a  series  of  claims
      arising out of or  related  to common facts or
      the  same  cause  of  action  shall,   if  the
      Purchaser elects, be treated as a single qualifying claim;

2.2   (subject as provided in sub-paragraph 2.5)  no
      such  liabilities  shall  attach to the Vendor
      unless  the  aggregate  amount  of  (i)   such
      liabilities (consisting only of qualifying claims) and/or (ii) the amount of liability of the Vendor which is referred to in paragraph
      3.1 of Schedule 10 shall exceed the total sum of 3,280,000 pounds sterling but if such liabilities shall exceed that sum the Vendor shall (subject to the other provisions hereof including sub-paragraph 2.1) be liable for the whole of such liabilities and not merely for the excess;

2.3   the aggregate amount of such liabilities shall
      not  exceed  the  sum  of  328 million  pounds
      sterling  as  adjusted by Schedule  9  and  as
      reduced by a sum equal to the aggregate of all
      amounts for which  the Vendor has made payment
      (i) under clause 14  in  respect of any "Loss"
      as  therein  defined;  and  (ii)   under   the
      indemnities in any of the Schedules to this Agreement;

2.4   the Vendor shall have no  liability in respect
      of  the Warranties unless written  particulars
      thereof  (giving  reasonable  details  of  the
      specific  matter  or claim in respect of which
      such claim is made so far as then known to the
      Purchaser  and  detailing   (so  far  as  then
      possible) the Purchaser's calculation of the loss thereby alleged to have been suffered by
      it) shall have been given to the Vendor:-

      (A) in relation to the Warranties (other than those contained in Schedule 8 or paragraph
          2.12  of  Schedule  5)  within a period of
          eighteen months from the Completion Date;

      (B) in relation to the Warranties contained in paragraph 2.12 of Schedule 5, within a period of three years from the Completion
          Date;

      (C) in relation to the Warranties contained in
          Schedule 8, within a period of seven years from the Completion Date;

      PROVIDED THAT this sub-paragraph 2.4 shall not apply to a claim which (or delay in the discovery of which) is the consequence of fraud, wilful misconduct or wilful concealment by the Vendor or any officer or employee, or former officer or employee of the Vendor; and

      PROVIDED FURTHER THAT the liability of the Vendor in respect of any claim so notified shall absolutely determine (if such claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of such claim shall not have been commenced within one year of the service of such notice and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon the Vendor;

2.5   no such liabilities shall attach to the Vendor
      in respect of  any  claims  made  under  or in
      respect  of paragraph 2.8(A)(1) of Schedule  5
      unless   the    aggregate   amount   of   such
      liabilities  (consisting  only  of  qualifying
      claims)  shall  exceed  the  total  sum  of  1
      million   pounds    sterling   but   if   such
      liabilities shall exceed that sum the Vendor shall (subject to the other provisions hereof excluding sub-paragraph 2.2) be liable for the whole of such liabilities and not merely for the excess.

3. Conduct of Litigation

      (A) Upon the Purchaser becoming aware of any claim, action or demand against it or any member of the Sale Group or any matter which it considers does or is likely to give rise to a qualifying claim in respect of the Warranties, the Purchaser shall and shall procure that the appropriate member of the Sale Group shall to the extent not already provided for in this Agreement and subject as provided in sub-paragraph (C) below:-

          (1)  forthwith   notify  the   Vendor   by
               written notice  as soon as it appears
               to the Purchaser  that  the Vendor is
               or   may  become  liable  under   the
               Warranties  or that any assessment or
               claim of a third party received by or
               coming to the notice of the Purchaser
               may  result  in  a  qualifying  claim
               under the Warranties  but any failure
               to give such notice shall  not affect
               the rights of the Purchaser except to
               the   extent   that   the  Vendor  is
               materially    prejudiced   by    such
               failure;

          (2)  take   such   action,    give    such
               assistance  and give such information
               and  access to  personnel,  premises,
               chattels,  documents  and  records to
               the   Vendor   and  its  professional
               advisers as the Vendor may reasonably
               request   and   which    shall    not
               unreasonably  interfere with the Sale
               Group's operations in order to avoid,
               dispute,  resist,  mitigate,  settle,
               compromise,   defend  or  appeal  any
               claim   in   respect    thereof    or
               adjudication with respect thereto;

          (3)  at  the  request of the Vendor, allow
               the Vendor at its own expense to take
               the sole conduct  of  such actions as
               the  Vendor  may deem appropriate  in
               connection with  any  such assessment
               or claim in the name of the Purchaser
               or the appropriate member of the Sale
               Group   and  in  that connection  the
               Purchaser shall give  or  cause to be
               given   to   the   Vendor   all  such
               assistance    as   the   Vendor   may
               reasonably   require   in   avoiding,
               disputing,    resisting,    settling,
               compromising, defending  or appealing
               any  such  claim and at the  Vendor's
               expense    shall     instruct    such
               solicitors   or   other  professional
               advisers as the Vendor  may  nominate
               to act on behalf of the Purchaser  or
               the  appropriate  member  of the Sale
               Group, as appropriate, but  to act in
               accordance  with  the  Vendor's  sole
               instructions;

          (4)  make   no   admission  of  liability,
               agreement, settlement  or  compromise
               with  any third party in relation  to
               any  such   claim   or   adjudication
               without the prior written  consent of
               the Vendor.

      (B) The Vendor shall not be entitled at any stage to settle any third party assessment or claim as is referred to in sub-clause
          (A) (other than solely for a cash sum in respect of which the Purchaser shall be entitled to be reimbursed by the Vendor under the Warranties) without the prior written consent of the Purchaser (which shall not be unreasonably withheld or delayed).

      (C) The provisions of  sub-paragraphs (2), (3)
          and  (4)  of  paragraph   3(A)  shall  not
          apply:-

          (1)  unless    the   Vendor   has    first
               acknowledged and agreed in writing to
               the Purchaser that (subject to any of
               the provisions of paragraph  2 above)
               the Vendor  shall  be  liable  to the
               Purchaser  under  the  Warranties  in
               respect  of the matter notified to it
               and   the   consequences    of    the
               litigation   assumed  by  the  Vendor
               under  or pursuant  to  sub-paragraph
               (3);

          (2)  unless the  Purchaser  (and any other
               relevant member of the Sale Group) is
               indemnified  against  all  reasonable
               costs,     claims     and    expenses
               (including, without limit, reasonable
               professional   costs  and   expenses)
               incurred in acting in accordance with
               the provisions of  sub-paragraph (3);
               and/or

          (3)  if  the Purchaser considers  in  good
               faith  that the goodwill of it or any
               member of the Sale Group is likely to
               be    materially     prejudiced    in
               consequence thereof.

4. No liability if Loss is Otherwise Compensated For

      (A) (1)  The  Purchaser  and  those   deriving
               title from the Purchaser on or  after
               Completion  shall not be entitled  to
               recover damages  or  otherwise obtain
               reimbursement  or  restitution   more
               than once between them in respect  of
               any    individual   breach   of   the
               Warranties.

          (2)  The Vendor  shall  not  be liable for
               breach  of  any of the Warranties  to
               the extent that  the  subject  of the
               claim has been or is made good or  is
               otherwise   compensated  for  without
               cost  to  the  Purchaser  or  to  any
               member of the Sale Group.

      (B) The  Purchaser shall not  be  entitled  to
          make a  claim  for  breach  of  any of the
          Warranties to the extent that the  subject
          matter   thereof   has  been  provided  or
          reserved for in the Net Assets Statement.

      (C) If, in respect of any  matter  which would
          give  rise  to a breach of the Warranties,
          any member of  the  Sale Group is entitled
          to  claim  under any policy  of  insurance
          then no such  matter  shall be the subject
          of a claim under the Warranties unless and
          until the appropriate member  of  the Sale
          Group shall have made a claim against  and
          so  does recover from its insurers and any
          such  claim  under  the  Warranties  shall
          (subject  as  provided  below) then reduce
          (or  be  extinguished)  by the  amount  so
          recovered  Provided  that  the   Purchaser
          shall be liable for any increased  premium
          arising  on  renewal  of  such  policy  by
          reason of such claim and shall be entitled
          to   recover  the  same  from  the  Vendor
          accordingly.

      (D) If the  Vendor  pays  at  any  time to the
          Purchaser an amount pursuant to a claim in
          respect   of   the   Warranties   and  the
          Purchaser  or  a  member of the Sale Group
          subsequently  recovers   from  some  other
          person any sum in respect of any matter giving rise to such claim, the Purchaser shall forthwith repay to the Vendor so much of the amount paid by the Vendor to the Purchaser as does not exceed the sum recovered from such other person less all reasonable costs, charges and expenses incurred by the Purchaser or the relevant member of the Sale Group recovering that sum from such other person.

      (E) No claim  may be made under the Warranties
          and no breach  of  the Warranties shall be
          deemed to have occurred  in respect of any
          liability arising from  a claim to any non
          UK  taxation  (to include any  assessment,
          notice, demand  or  other communication or
          action taken by any person,  authority, or
          body   responsible   for   the  assessment
          collection or recovery or taxation) which claims:

          (1)  payment of taxation;

          (2)  to  deprive  any  member  of the Sale
               Group or the Purchaser of any relief;
               or

          (3)  to nullify or cancel any right to the
               repayment of taxation

          (and  in  this  paragraph,  "UK  taxation"
          "tax" and "taxation" have the meanings set out in paragraphs 1.7 and 1.10 of Schedule
          8).

5. Acts of the Purchaser

No  claim  shall  lie  against the Vendor under  the
Warranties  to  the  extent   that   such  claim  is
attributable to:-

          (1)  any    voluntary    act,    omission,
               transaction  or  arrangement  carried
               out  pursuant to a request in writing
               or with the consent in writing of the
               Purchaser before Completion; and

          (2)  any    voluntary    act,    omission,
               transaction  or  arrangement  carried
               out by the Purchaser or any member of
               the Sale Group or by persons deriving
               title from the Purchaser on or  after
               Completion   outside   the   ordinary
               course    of   business   after   the
               Completion   Date   and   which   the
               Purchaser  (or relevant member of the
               Sale Group) knows or ought reasonably
               to have known  would  give  rise to a
               claim under the Warranties.

6. Mitigation

The Purchaser shall take and shall procure that all members of the Sale Group shall take all reasonable steps to mitigate any loss or liability which is or might become a subject of a claim for breach of the Warranties.

7. Liability  for  Contingent   or  Non-Quantifiable
Claims

If any breach of the Warranties arises  by reason of
some liability of a member of the Sale Group  which,
at  the  time such breach is notified to the Vendor,
is contingent only or otherwise not capable of being
quantified,  then  the Vendor shall not be under any
obligation to make any  payment  in  respect of such
breach unless and until such liability  ceases to be
contingent  or  becomes capable of being quantified,
as the case may be.   So  long  as  such claim shall
have been notified to the Vendor in accordance  with
sub-paragraph  2.4  above,  as appropriate, then the
second  proviso  to  such  sub-paragraph   shall  be
amended  in  relation to such claim so as to require
that legal proceedings  be commenced within one year
from the date on which the  said liability ceases to
be   contingent   or   becomes  capable   of   being
quantified, as the case may be, in order for the liability of the Vendor in respect of such claim not to determine.

8. Retrospective legislation

No liability shall arise in respect of any breach of any of the Warranties to the extent that liability for such breach occurs or is increased as a result of any legislation not in force at the date hereof which takes effect retrospectively.

9. Property

None of the Warranties other than those contained in
paragraph   2.8(G)  to(N)  of   Schedule   5   shall
constitute (or  be deemed to constitute) directly or
indirectly  a  Warranty  in  respect  of  immoveable
property and the  Purchaser  acknowledges and agrees
that  the Vendor gives no warranties  and  makes  no
representations  as to immovable property other than
those   set  out  in  paragraph  2.8(G)  to  (N)  of
Schedule 5.

10. Payment of Claim  to  be  Reduction  in Purchase
Price

Any payment made by the Vendor in respect of any claim under the Warranties shall be deemed to be a reduction in the consideration payable hereunder for the Sale Shares.

11. Vendor's indemnity

      (A) Subject as provided in paragraph 11(B) the
          Vendor shall be responsible for and hereby
          undertakes  to the Purchaser  (for  itself
          and as trustee for each member of the Sale
          Group) to indemnify  and  keep indemnified
          each of them from and against  all and any
          costs, charges, claims, expenses, damages,
          demands,  actions and liabilities  arising
          after Completion  directly  or  indirectly
          from  any  entitlement of any employee  of
          any member of  the  Sale  Group  who  is a
          Redundant  Employee  (which  term shall in
          this  paragraph have the meaning  ascribed
          to it in  Schedule  10) to (i) a period of
          notice  to  terminate  employment   (or  a
          payment  in lieu thereof) and/or (ii)  any
          payment to  be  made  in  the  event  of a
          termination  of  employment  by  reason of
          redundancy  in excess of, as the case  may
          be, the period of notice and/or the amount
          of any payment  set  out  with  respect to
          such  employee  in  the  list of employees
          appearing as Schedule 8 to  the Disclosure
          Letter (the "Indemnified Costs").  For the
          avoidance of doubt, where such  list  does
          not  refer to an employee who subsequently
          proves to be entitled to receive a payment
          under the Ocean Group UK Redundancy Policy
          or does  not  specify  any  entitlement to
          notice  and/or  the  amount  of  any  such
          payment,    the   entitlements   of   such
          employees will be taken to be in excess of those stated by the full amount thereof.

      (B) The  Vendor  shall   be   liable   to  the
          Purchaser under paragraph 11(A) above only to the extent that the aggregate amount of the Indemnified Costs and all amounts which, being obliged pursuant to paragraph
          6.3  of  Schedule 10 to do so, members  of
          the Sale Group pay to Redundant Employees exceeds 2,610,694 pounds sterling.

12. Physical Condition of Vessels

No liability shall attach to the Vendor in respect of any claim under the Warranties in respect of any matter to the extent that the event, circumstance, act or omission giving rise to such claim relates to the physical condition of any of the Vessels.

13. Environmental

The Purchaser  shall  not be entitled to claim under
this   Agreement   in   relation    to    pollution,
contamination or other matters relating to the protection of the environment except for (i) the warranties in paragraph 2.12 of Schedule 5; and (ii) the indemnity in Clause 14 of this Agreement.


SIGNED by
duly authorised for and on behalf
of OCEAN GROUP plc in the
presence of:




SIGNED by
duly authorised for and on behalf
of TIDEWATER INC. in the
presence of: